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EXHIBIT 10.3

CREDIT AGREEMENT

dated as of August 4, 2026

VITAL FARMS, INC.,

as Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

as Guarantors,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

as Lenders

and

SILVER POINT FINANCE, LLC

as Administrative Agent

________________________________________________________

J.P. MORGAN SECURITIES LLC

as Lead Arranger

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TABLE OF CONTENTS

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SCHEDULES

1.01 Material Contracts

2.01 Commitments

5.12 Subsidiaries and Other Equity Investments

5.16 IP Rights

5.20 Insurance

5.21 Deposit and other Accounts

5.25 Compliance with Food and Drug Laws

6.16 Post-Closing Undertakings

7.01 Closing Date Indebtedness

7.02 Closing Date Liens

7.05 Closing Date Investments

10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Note

C Compliance Certificate

D Assignment and Assumption

E [Reserved]

F Solvency Certificate

G [Reserved]

H-1 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

H-2 U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

H-3 U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

H-4 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

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This CREDIT AGREEMENT is entered into as of August 4, 2026, among VITAL FARMS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and SILVER POINT FINANCE, LLC, as Administrative Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that, upon the satisfaction in full (or waiver) of the conditions precedent set forth in the applicable provisions of Article IV below, the Lenders (and such Lenders hereby have so agreed) make Term Loans (as defined herein) in Dollars to the Borrower in an aggregate principal amount of $125,000,000 the proceeds of which will be used solely (a) to consummate the Closing Date Refinancing, (b) to pay Transaction Costs and (c) as additional cash on the balance sheet of the Borrower and its Subsidiaries;

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the entry by the Borrower into this Agreement and are willing to guaranty all of the Obligations of the Borrower hereunder; and

WHEREAS, the Borrower and the Guarantors desire to secure all of the Borrower’s Obligations under the Loan Documents, and the guaranty by the Guarantors of the Borrower’s Obligations under the Loan Documents, by granting to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of their existing and after acquired personal and real property (including, without limitation, all Equity Interests of their respective Subsidiaries), in accordance with the terms of the Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto covenant and agree as follows:

ARTICLE I.
Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means JPMorgan Bank, N.A., in its capacity as administrative agent under the ABL Loan Documents.

“ABL Cap Amount” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, among the Borrower, as borrower, the other Loan Parties (as defined therein) party thereto, the Lenders (as defined therein) party thereto and the ABL Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time subject to the limitations set forth in this Agreement and the ABL Intercreditor Agreement.

“ABL Facility Indebtedness” means the “Obligations” (as defined in the ABL Credit Agreement).

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing

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Date, between the ABL Administrative Agent and the Administrative Agent, and acknowledged and agreed to by the Loan Parties.

“ABL Loan Documents” means the “Loan Documents” (as defined in the ABL Credit Agreement).

“ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Administrative Agent” means Silver Point Finance, LLC, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Equity Interests having ordinary voting power in the election of directors of such Persons and (ii) each Person that Controls, is Controlled by or is under common Control with such Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided, however, no Secured Party shall be an Affiliate of any Loan Party or of any Subsidiary of any Loan Party solely by reason of the provisions of the Loan Documents.

“Agent-Related Persons” means the Administrative Agent, together with its Related Parties.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning specified in Section 10.23.

“Anti-Corruption Laws” means any and all Laws, rules and regulations concerning or relating to the prevention or prohibition of corruption or bribery, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” means any and all Laws, rules and regulations concerning or relating to the prevention or prohibition of money laundering or terrorism financing, including but not limited to the U.S. Bank Secrecy Act, as amended by the PATRIOT Act.

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“Applicable Rate” means 7.50% (or, solely in the event of any conversion of a SOFR Loan to a Base Rate Loan pursuant to Sections 3.03 or 3.04, 6.50%).

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement (or, in each case, any similar concept with respect to any Interest Payment Date), in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day (which if less than 0.00% shall be deemed to be 0.00%) plus 0.50%, and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Notwithstanding the foregoing, in no event shall the Base Rate be less than 2.00% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“Base Rate Loan” means a Term Loan denominated in Dollars that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

"Basel III" means (i) the agreements on capital requirements, a leverage ratio and liquidity

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standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated and any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time; and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor (including any related Benchmark Replacement Adjustment), such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period (or Interest Payment Date), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component

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thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day (or such other date selected by the Administrative Agent) prior to the expected date of such event as of such public statement or publication of information (or such other date selected by the Administrative Agent) (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the

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then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(b) through (f) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(b) through (f).

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by the Beneficial Ownership Regulation substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of: (a) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA; (b) a “plan”, as defined in Section 4975(e)(1) of the Code, to which Section 4975 of the Code applies; or (c) a Person whose assets include “plan assets” by reason of such an employee benefit plan’s or plan’s investment in such Person under the regulation promulgated by the U.S. Department of Labor at Section 2510.3–101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as modified by Section 3(42) of ERISA, or otherwise.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member or other governing body of such entity, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing of a Term Loan.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and, if such day relates to any SOFR Loan, means any such day that is also a U.S. Government Securities Business Day.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

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“Capitalized Lease Obligation” means, at any time, with respect to any Capitalized Lease, any finance lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capitalized Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Leases” means, at any time of determination, all leases required at such time to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared, in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed (or unconditionally guaranteed) or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) Dollar denominated (or foreign currency fully hedged) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of any commercial bank that (A) is organized under the Laws of the United States, any state thereof or the District of Columbia, and (B) has combined capital and surplus of at least $500,000,000 (any such bank in the foregoing clauses (A) and (B) being an “Approved Bank”), in each case with maturities not exceeding 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and in each case rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 6 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower and approved by the Required Lenders);

(f) repurchase obligations for underlying securities of the types described in clauses (b), (d) and (e) above entered into with any Approved Bank; and

(g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury

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management services (including controlled disbursement services, overdraft facilities, automatic clearing house fund transfer services, return items and interstate depository network services, other demand deposit or operating account relationships), foreign exchange facilities, deposit and other accounts and merchant services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the Closing Date or nominated or appointed by the Board of Directors of the Borrower or (ii) nominated, approved or appointed by such directors; or (c) a “change of control” or any comparable term under, and as defined in, (i) any document relating to Indebtedness of the Borrower or any of its Subsidiaries in excess of the Threshold Amount triggering a default or mandatory prepayment, which default or prepayment has not been waived in writing or (ii) the ABL Credit Agreement, shall have occurred.

“Closing Date” means August 4, 2026.

“Closing Date Refinancing” means the repayment in full of all outstanding Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement and the release of all guarantees, liens, security interests or other obligations (other than contingent indemnification obligations for which no claim has been asserted) with respect thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that (i) under no circumstances shall Collateral include Excluded Property and (ii) at all times, Collateral shall include Material Intellectual Property.

“Collateral Access Agreement” means a waiver and consent of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in a Loan Party's personal property, in each case, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Mortgages, the Control Agreements, any Collateral Access Agreements, any collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent in accordance with this Agreement or any other Loan

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Document and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties

“Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. On the Closing Date, the aggregate amount of the Commitments is $125,000,000.

“Committed Loan Notice” means a notice of a Borrowing, which shall be substantially in the form of Exhibit A or such other form as may be agreed by the Borrower and the Administrative Agent (including any form on an electronic platform or electronic transmission system).

“Company Competitor” means any Person that competes with the business of the Borrower and its Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Required Lenders.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, "Interest Payment Date" or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04(b) through (f) and other technical, administrative or operational matters, but excluding, for the avoidance of doubt, any changes to economic terms) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, in respect of any Test Period, Consolidated Net Income for such period:

(1) increased by, to the extent deducted in computing Consolidated Net Income for such period (in each case, without duplication and without aggregating an addback in more than one addback clause, and, to the extent an addback clause is expressly designated for a specific purpose (with designated conditions and/or caps), the Loan Parties shall only utilize such clause for an applicable addback (e.g., for Transaction Costs only utilizing clause (1)(e) below):

(a) any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments (other than any interest expenses of any Capitalized Lease Obligations) whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such period (but excluding any interest owing to any member of the Group);

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(b) any income Tax expense in respect of such period;

(c) any non-cash amount attributable to the amortization, depreciation or impairment of assets of members of the Group during such period (and taking no account of the reversal of any previous impairment charge made in that Test Period) but excluding, for all purposes of this definition, any amortization of (or any other addback relating to) depopulation payments, operating leases or right-of-use assets;

(d) any Exceptional Items in respect of such period;

(e) any Transaction Costs paid during such period;

(f) fees, costs, charges and expenses incurred during such period relating to any amendment, restatement, waiver, consent or other modification of this Agreement, the other Loan Documents or the ABL Documents, whether or not consummated; provided that the aggregate of all amounts added back pursuant to this clause (f) shall not exceed $750,000 in the aggregate for any period of twelve consecutive fiscal months of the Borrower;

(g) the amount of any loss of any member of the Group which is attributable to minority interests during such period;

(h) the Group’s share of the losses (after finance costs and tax) of non-Group entities during such period;

(i) any unrealized losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) during such period;

(j) any non-cash loss arising from a downward revaluation of any other asset or on a disposal of any asset (not being a disposal made in the Ordinary Course of Business) during such period;

(k) any pension items (“Pension Items”) during such period;

(l) any provisions or costs relating to any share option or incentive schemes of the Group during such period;

(m) the charge to profit represented by the expensing of stock options during such period; and

(2) decreased by, to the extent included in computing Consolidated Net Income for such period (without duplication): (a) non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gains on items to the extent representing the reversal of an accrual or reserve for a potential cash charge in any prior period); (b) the amount of any profit of any member of the Group which is attributable to minority interests during such period; (c) the Group’s share of the profits (after finance costs and tax) of non-Group entities during such period; (d) any unrealized gains on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) during such period; and (e) any non-cash gain arising from an upward revaluation of any other asset or on a disposal of any asset (not being a disposal made in the Ordinary Course of Business) during such period;

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provided that, notwithstanding the foregoing, the aggregate amount of all Exceptional Items and Pension Items increasing Consolidated EBITDA for any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (measured prior to giving effect to such adjustments).

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clause (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iii), (a)(iv), (a)(vi), (b) (in respect of Indebtedness of the type described in clause (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments), (a)(iii), (a)(iv), (a)(vi) and (f) of the definition of “Indebtedness”), (d) and (f) of the definition of “Indebtedness”, of a Person and its Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with any acquisition or any other investment permitted hereunder or for any other purpose and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments); provided that Consolidated Funded Indebtedness shall exclude obligations in respect of letters of credit, bank guarantees or other similar documentary credits and similar instruments, in each case, except to the extent of unreimbursed amounts thereunder for three (3) Business Days after such amounts are drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted).

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries (except in connection with any pro forma calculations required in connection with a Permitted Acquisition, in which case any such income (or deficit) shall be included to the extent provided under Section 1.09), (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions.

“Contribution Indebtedness” means Indebtedness of the Borrower in an aggregate principal amount not greater than 100% of the aggregate amount of (i) cash contributions made to the capital of Borrower or any other Loan Party (other than from a Subsidiary) plus, without duplication, (ii) the aggregate net cash proceeds received by the Borrower or any other Loan Party from the issuance or sale of Equity Interests of the Borrower (other than to a Subsidiary), including such Equity Interests issued upon exercise of warrants or options, in each case, (x) received by the Borrower after the Closing Date and designated as a Cash Contribution Amount pursuant to a certificate signed by a Responsible Officer of the Borrower and (y) other than any cash proceeds constituting Excluded Equity or any other cash proceeds that function to augment or build capacity to incur any other Indebtedness, if any.

“Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders acting reasonably, which provides for the Administrative Agent to have “control” (as defined in Section 9‑104 of the UCC of the State of New York or Section 8-106 of the UCC of the State of New York, as applicable) of Deposit Accounts or Securities Accounts, as applicable.

“Cost Savings” expected cost savings, operating expense reductions, restructuring charges and expenses related to Permitted Acquisitions or other Investments consummated after the Closing Date, in

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each case, reasonably projected by the Borrower in good faith to be realized as a result of specified actions taken within the twelve (12) month period following the consummation thereof (or following the consummation of the squeeze-out merger in the case of an Acquisition structured as a two-step transaction) (which cost savings, operating expense reductions, restructuring charges or expenses shall be subject to certification by a Responsible Officer of the Borrower and shall be calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges or expenses had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (a) a Responsible Officer of the Borrower shall have certified to the Administrative Agent and the Lenders that (i) such cost savings, operating expense reductions, restructuring charges and expenses are reasonably identifiable, factually supportable and reasonably attributable to the actions specified and reasonably anticipated to result from such actions, and (ii) such actions have been taken within twelve (12) months of the specified action giving rise thereto, and (b) no such cost savings, operating expense reductions, restructuring charges or expenses shall be added back to Consolidated EBITDA pursuant to clause (1)(d) of the definition thereof to the extent more than twelve (12) months have elapsed after the specified action taken in order to realize such projected cost savings, operating expense reductions, restructuring charges or expenses, as applicable.

“CRD IV” means EU CRD IV and UK CRD IV.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, scheme of arrangement, restructuring, restructuring plan or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.05(d).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, unless cured or waived, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any principal for any Term Loan, the applicable interest rate for such Term Loan plus 4.00% per annum and (b) with respect to any other amount, including overdue interest and fees, the interest rate applicable to Base Rate Loans that are Term Loans plus 4.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Delaware LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other requirement of Law.

“Deposit Account” has the meaning set forth in the UCC.

“Disposition” or “Dispose” means the sale, transfer, license, lease, dedication to the public, permission to lapse, abandonment or other disposition of any property by any Person (including any Sale and Leaseback Transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall be deemed not to include any issuance by the Borrower of any of its Capital Stock to another Person.

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“Disqualified Institution” means (a) each person identified in writing by the Borrower as a “Disqualified Institution” to (x) the Administrative Agent and the Lenders prior to the Closing Date or (y) the Administrative Agent and the Lenders from time to time after the Closing Date with the consent of each of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed), (b) any Company Competitor identified as such in writing by the Borrower to (x) the Administrative Agent and the Lenders prior to the Closing Date or (y) the Administrative Agent and the Lenders from time to time after the Closing Date and (c) as to any entity referenced in each of clause (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates readily identifiable as such by name or otherwise identified in writing to the Administrative Agent and the Lenders by the Borrower to (x) the Administrative Agent and the Lenders prior to the Closing Date or (y) the Administrative Agent and the Lenders from time to time after the Closing Date, but excluding any Affiliate that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the Ordinary Course of Business (and not primarily engaged in investing in distressed or opportunistic decisions) and with respect to which the Primary Disqualified Institution does not (x) have access from such entity to non-public information relating to the Borrower or any Person or that forms part of the Borrower’s business (including their subsidiaries) or (y) directly or indirectly, possess the power to direct or cause the direction of such entity. For the purposes of clauses (a) and (b), such list shall be made available to the Administrative Agent and the Lenders pursuant to Section 10.02 and to any Lender Participant, prospective Lender or prospective Participant upon written request.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than upon a change of control), pursuant to a sinking fund obligation or otherwise, (b) is redeemable, in whole or in part, at the option of the holder thereof (other than upon a change of control), (c) provides for the scheduled payments of dividends or distributions, (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date, or (e) has the benefit of any covenants or agreements that restrict the payment of any of the Obligations or that are EBITDA or debt-multiple based (i.e. financial covenants).

“Dollar” and “$” mean lawful currency of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Term Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, Laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, human health and safety (to the extent relating to exposure to Hazardous Materials), including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that would be: (i) deemed at any relevant time to be a single employer with any Loan Party, pursuant to Section 414(b), (c), (m) or (o) of the Code; or (ii) under common control with any Loan Party under Section 4001 of ERISA.

“ERISA Event” means: (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate, or the treatment of a Plan or Multiemployer Plan amendment as a termination, under Section 4041 or 4041A of ERISA, respectively; (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) any failure by any Plan to satisfy the Pension Funding Rules; (h) any failure to make a required contribution to any Plan that would result in the imposition of a security interest under Section 430 of the

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Code or Section 303 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan; (i) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; (j) the determination that any Plan is, or is expected to be, in “at-risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA; (k) the existence of an Unfunded Pension Liability; (l) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (m) the receipt by any Loan Party or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, in "endangered" or "critical" status or in "critical and declining" status within the meaning of Section 305 of ERISA or Section 432 of the Code; (n) the imposition of any liability under Title IV of ERISA with respect to any Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; and/or (o) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Erroneous Payment” has the meaning specified in Section 9.12(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU CRD IV” means (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (“CRR”) and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”).

“Event of Default” has the meaning specified in Section 8.01.

“Exceptional Items” means (a) any items of an unusual or non-recurring nature which represent losses, including, without limitation, all reasonable and documented out-of-pocket fees, costs and expenses actually incurred in connection with Permitted Acquisitions, other Investments, issuance of Indebtedness and Restricted Payments, in each case, to the extent (i) permitted by this Agreement and (ii) such transaction is successful; (b) any Restructuring Costs and (c) Cost Savings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means any deposit account specifically and exclusively used for (a) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees, (b) tax accounts (including any sales tax accounts), (c) escrow accounts securing obligations permitted under this Agreement to be incurred and cash collateralized for the benefit of third parties not affiliated with the Borrower or for other purposes permitted under this Agreement, (d) fiduciary or trust accounts and (e) other deposit accounts and securities accounts with a balance not in excess of $250,000 individually for any such deposit account or securities account and not in excess of $1,000,000 in the aggregate for all such deposit accounts and securities accounts. For the avoidance of doubt, no Term Loan Priority Account shall constitute an Excluded Account.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to the Borrower or a Subsidiary or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the

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Borrower or any Subsidiary), or (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Contribution Indebtedness.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent together with the Required Lenders (confirmed in writing by notice to the Borrower), the cost or other consequences (including adverse tax consequences) of guaranteeing the Obligations would be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding anything to the contrary herein, in no event shall (a) any Loan Party party to this Agreement or any other Loan Document on the Closing Date be an "Excluded Subsidiary", (b) any Subsidiary that is an obligor or guarantor of (or whose equity or assets are pledged with respect to) any Indebtedness (other than the Obligations) (including, without limitation, ABL Facility Indebtedness) be an Excluded Subsidiary, (c) any Excluded Subsidiary (either at the time of designation or thereafter) own any assets (including Material Intellectual Property) material to the business of the Loan Parties and their Subsidiaries, or (d) any Subsidiary constitute an Excluded Subsidiary if the primary purpose of such designation is (i) to evade the collateral or guarantee requirements under the Loan Documents for such Subsidiary with no other justifiable business purpose, or (ii) to raise (or to facilitate the raising of) capital for (or any parent of) the Borrower or its Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to a request by any Loan Party under Section 3.08) or (ii) changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of April 9, 2024, among the Borrower, as borrower, the other Loan Parties (as defined therein) party thereto, the lenders party thereto, and JPMorgan Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date.

“Exit Date” means the earliest to occur of (a) the prepayment, repayment, redemption, refinancing, restructuring replacement, release, restatement, defeasance or compromise or other payment of all or any portion of the outstanding principal of the Term Loans at any time and for any reason (excluding (x) prepayments made pursuant to Section 2.05(b)(i), and (y) regularly scheduled repayments made pursuant to Section 2.07), including, without limitation, in an insolvency proceeding or by foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means (including, without limitation, (i) a foreclosure or enforcement of any Lien on the Collateral pursuant to the Loan Documents, (ii) a sale of the Collateral in any proceeding under any Debtor Relief Laws, or (iii) any distribution under a plan pursuant to any Debtor Relief Laws), (b) the Maturity Date, (c) the Term Loans becoming due and payable automatically or by declaration in connection with an Event of Default or otherwise (including for the

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avoidance of doubt as a result of an acceleration relating to or arising from the occurrence of an Event of Default under Article VIII), (d) the occurrence of a Change of Control, and (e) the termination of this Agreement (or the Obligations evidenced hereby or by the other Loan Documents).

“Exit Fee” has the meaning set forth in Section 2.09(b).

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower, whose determination will be conclusive for all purposes under the Loan Documents, absent manifest error).

“Farm Products” means all agricultural, livestock, poultry, seafood, milk, dairy, eggs, or other products sold to any Loan Party or Subsidiary by a Farm Products Seller, and all proceeds and products thereof, including without limitation (a) “farm products” as such term is defined in the Food Security Act and the UCC, (b) “meats”, “meat food products”, “livestock”, “livestock products”, “poultry” and “poultry products” as such terms are defined in the PSA, and (c) “perishable agricultural commodities”, as such term is defined in PACA.

“Farm Products Seller” means any seller, supplier, or other Person that (a) is, or as determined by the Administrative Agent in the exercise of its reasonable discretion, could be, afforded the benefit of any Lien or trust upon any agricultural, livestock, poultry, seafood milk, dairy, eggs, or other products sold to any Loan Party or Subsidiary, directly or indirectly, and/or any proceeds of such products, under any Sellers’ Lien Laws or (b) sells eggs to any Loan Party or Subsidiary for re-sale in the Ordinary Course of Business who is not afforded the benefit of any Lien or trust upon the eggs sold to such Loan Party or Subsidiary, directly or indirectly, and/or any proceeds of such eggs, under any Sellers’ Lien Laws.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing the foregoing.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, among the Borrower, the Administrative Agent and the Initial Lenders.

“Financial Statements” means (a) the audited consolidated balance sheet of Borrower and its Subsidiaries dated December 28, 2025, and the related audited consolidated statements of income or

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operations, shareholders’ equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated balance sheets of Borrower and its Subsidiaries dated June 28, 2026 and the related unaudited consolidated statements of income or operations for the end of each such fiscal quarter and for the portion of the fiscal year then ended.

“Flood Insurance” means, for any real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to the Administrative Agent, in either case, that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, (b) shall include a deductible not to exceed $50,000 and (c) shall have a coverage amount of not less than (i) $500,000 for the building (if the Borrower or any of its Subsidiaries are responsible for the building under the terms of the applicable lease) and (ii) $500,000 for any personal property Collateral located on the real property.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 1.00% per annum.

“Food and Drug Law” means any law in any way relating to the manufacture, composition, labeling, advertising, safety, production, holding, storage, or distribution of food products, including but not limited to the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Food Safety Modernization Act (21 U.S.C. Chapter 27), the Fair Packaging and Labeling Act (15 U.S.C. § 1451 et seq.), and the Federal Trade Commission Act (15 U.S.C. § 41 et seq.), as each has been amended and the regulations promulgated pursuant thereto and, in each case, the equivalent law, regulation or order by a Governmental Authority in any applicable non-U.S. jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

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“Group” means Borrower and its Subsidiaries.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each existing Subsidiary of the Borrower (other than an Excluded Subsidiary) and each subsequently acquired or organized Subsidiary of the Borrower which executes this Agreement as a guarantor or any other guarantee or other similar agreement in favor of the Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, per- or polyfluoroalkyl substances, radon gas, infectious or medical wastes, pesticides, herbicides or other agricultural chemicals, and all other hazardous or toxic substances, materials, pollutants, contaminants or wastes of any nature regulated pursuant to, or which may give rise to liability under, any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property due more than ninety days after such property is acquired, (iv) in respect of Capitalized Lease Obligations, (v) representing any Swap Contracts or (vi) in connection with the purchase by the Borrower or any Subsidiary of any business or assets, any post-closing payment adjustments, earn out, contingent payment or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such

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payment depends on the performance of such business after the closing or is otherwise contingent on the happening (or not happening) of a certain event or events;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business);

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

(d) Disqualified Stock;

(e) Preferred Stock; and

(f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means the Lenders with Commitments listed on Schedule 2.01 on the Closing Date.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Interest Payment Date” means the last Business Day of each fiscal quarter and the Maturity Date.

“Interest Period” means, with respect to any SOFR Loan, the period commencing on the date such SOFR Loan is advanced or on the last day of the immediately preceding Interest Payment Date, as applicable, and ending on the next Interest Payment Date thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date;

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provided, further, that the Interest Period for any Borrowing to be made on the Closing Date (which Interest Period shall commence on the Closing Date) may end on the date set forth in the Committed Loan Notice delivered prior to the Closing Date.

“Investment” means, with respect to any Person, (i) all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of (a) loans or guarantees of Indebtedness, (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors in the Ordinary Course of Business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property and (iii) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. To the extent permitted under this Agreement, if the Borrower or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such former Subsidiary retained.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.08 and otherwise determining compliance with Section 7.08) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Subsidiary in respect of such Investment.

“IP Rights” has the meaning specified in Section 5.16(a).

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” means any Subordinated Indebtedness, Indebtedness for borrowed money that is secured by a Lien on the Collateral on a junior basis to the Liens securing the Obligations or unsecured Indebtedness for borrowed money of the Borrower or any Subsidiary. For the avoidance of doubt, the ABL Facility Indebtedness shall not constitute Junior Financing.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (including all Food and Drug Laws).

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

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“Lending Office” means, as to any Lender, the office or offices or branches of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office or offices or branches as a Lender or any of its Affiliates may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, or, in case of an extended retention of title arrangement, receivables resulting from the sale arrangement or arrangements having similar effect in respect of goods, or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent or similar statutes) of any jurisdiction).

“Liquidity” means, at any time of determination, the aggregate amount of (a) Unrestricted Cash held by the Loan Parties at such time, plus (b) any amounts available to be drawn or funded under the ABL Credit Agreement.

“Liquidity Report” has the meaning specified in Section 6.02(d).

“Listing Rules” means the Securities Exchange Act of 1934 (or any analogous rules or regulations of any applicable stock exchange in which the Borrower’s voting stock is listed), as from time to time amended.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the ABL Intercreditor Agreement, (vi) the Committed Loan Notice, (vii) the Fee Letter and (viii) all other agreements, instruments, documents and certificates entered into in connection therewith and/or identified in Section 4.01 and executed and delivered by any Loan Party to, or in favor of, Administrative Agent and/or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party or any other Person and delivered to Administrative Agent and/or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such agreement as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Material Adverse Effect” means (a) a material adverse effect on the consolidated business, assets, property, liabilities (actual or contingent), financial condition or results of operations, in each case, of the Group, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents, (c) a material adverse effect on the Administrative Agent’s Liens, on behalf of itself and the other Secured Parties, on the Collateral or the priority of such Liens, or (d) a material adverse effect on the material rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, including the legality, validity, binding effect or enforceability of the Loan Documents.

“Material Contract” means, with respect to each Loan Party and its Subsidiaries, (a) each contract

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or agreement set forth on Schedule 1.01 (including, each replacement or substitute agreement with respect thereto where such Loan Party’s or Subsidiary’s obligations for, or the revenue value arising from, such contract or agreement is equal to or greater than such obligations or revenue of the contract or agreement on Schedule 1.01 with respect to such contract being replaced or substituted), and (b) all other contracts or agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” means all Intellectual Property that is material to the business of the Group.

“Material Real Property” means any real property located in the United States and owned in fee by any Loan Party or any of its Subsidiaries with a fair market value greater than $2,000,000 (as reasonably determined in good faith by the Borrower).

“Maturity Date” means the third anniversary of the Closing Date.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any mortgage, deed of trust or equivalent document executed or required herein to be executed by any Loan Party and creating and evidencing a Lien on Material Real Property in favor of the Administrative Agent on behalf of the Secured Parties as security for the Obligations, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of a Loan Party or any ERISA Affiliate, or in respect of which any Loan Party or any ERISA Affiliate has any actual or contingent, direct or indirect liability.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:

(A) the principal amount of any indebtedness that is secured by a Lien on the asset subject to such Disposition and that is required to be repaid in connection with such Disposition (other than (1) Indebtedness under the Loan Documents, (2) Indebtedness not permitted hereby, and (3) Indebtedness subordinated to the Obligations), including in the case of Dispositions of ABL Priority Collateral, to the holders of Liens securing the obligations under the ABL Credit Agreement, to the extent necessary to cause amounts outstanding thereunder not to exceed the lesser of the aggregate commitments in respect of the ABL Credit Agreement and the borrowing base in respect thereof (without giving effect to any amendment thereto) or as otherwise required by the ABL Intercreditor Agreement, together with any applicable premiums, penalties, interest or breakage costs,

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(B) the reasonable fees and out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), excluding amounts payable Borrower or such Subsidiary to any Affiliate thereof,

(C) all Taxes paid or reasonably estimated to be payable in connection with such Disposition (or any tax distribution the Borrower or any Subsidiary may be required to make as a result of such Disposition), and

(D) any costs associated with unwinding any related Swap Contract in connection with such transaction;

(b) with respect to any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Casualty Event, including insurance proceeds and condemnation and similar awards, over (ii) the sum of:

(A) all money actually applied or committed to be applied to repair or reconstruct the damaged property (including the replacement of lost inventory) or property affected by the condemnation or taking,

(B) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments,

(C) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments, and

(D) all money actually applied or committed to be applied to compensate employees for lost wages; and

(c) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other reasonable and out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith, excluding amounts payable by the Borrower or such Subsidiary to any Affiliate thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Non-Core Asset” means any asset which is (a) acquired after the Closing Date in connection with a Permitted Acquisition and (b) not material to the on-going operation of the business that was acquired pursuant to such Permitted Acquisition or the business of the Borrower and its Subsidiaries (taken as a whole).

“Non-U.S. Recipient” has the meaning specified in Section 3.01(g)(ii)(C).

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“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loans.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees (including, without limitation, the Exit Fee), indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OFAC” has the meaning set forth in the definition of “Sanctioned Person.”

“OID” means original issue discount.

“Ordinary Course of Business” means, in respect of any transaction involving the Borrower and/or its Subsidiaries, the ordinary course of such Person’s business, as conducted and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document, and otherwise consistent with past practice of such Person prior to such transaction.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement or articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are both (i) imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08) and (ii) Other Connection Taxes.

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans occurring on such date.

“Overnight Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(k).

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Recipient” has the meaning specified in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under Section 4002 of ERISA.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Permitted Acquisition” means any transaction consummated by a Loan Party for the (a) acquisition of all or substantially all of the Property of any Person, or of any business or division of any Person, or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect to such transaction; provided, that in each case of clause (a) and clause (b) of this definition each of the following conditions shall be met: (i) immediately prior to and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) immediately after giving pro forma effect to the consummation of such transaction and after giving effect to any extension of credit to be made and/or any Indebtedness incurred on the date such acquisition is to be consummated, the Total Net Leverage Ratio is less than 2.00:1.00, (iii) the business acquired shall be (or the Person acquired shall be engaged in) a Similar Business, (iv) board of directors, manager(s), member(s), or other appropriate equivalent governing body of the Person to be acquired shall have approved the consummation of such acquisition, (v) all transactions in connection therewith shall be consummated in accordance with all applicable Governmental Requirements, (vi) at least twelve (12) Business Days prior to the proposed date of consummation of any transaction involving acquisition consideration of more than $1,000,000 (or such shorter period as the the

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Required Lenders may agree), subject to any applicable confidentiality restrictions, the Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements (audited if available without undue cost or delay) for the last three fiscal years (or, if less, the number of fiscal years since formation) of the Person or business to be acquired and unaudited financial statements for the most recent interim period which are available, (B) reasonably detailed projections for the Borrower after giving effect to such transaction, and (C) copies of all material definitive documentation (or, if any material definitive documentation is not yet available, drafts thereof) pertaining to such transaction, (vii) least five (5) days prior to the proposed date of consummation of the transaction (or such shorter period as the Required Lenders may agree), the Borrower shall have delivered to the Administrative Agent and the Lenders a certificate of a Responsible Officer of the Borrower certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect, and (viii) (A) such acquired Person shall promptly become a Guarantor and (B) the Loan Party making such purchase or acquisition and such acquired Person, as applicable, shall each comply with its respective obligations under Section 6.12, with respect to such acquisition, as applicable.

“Permits” means approvals, permits, accreditations, certifications, authorizations, registrations, franchises, certificates and licenses issued by Governmental Authorities to authorize specific conduct by a regulated Person, including accreditations and certifications issued by third-party accreditation agencies.

“Permitted Investments” means:

(a) any Investment in cash and Cash Equivalents and Investments that were Cash Equivalents when made in the Ordinary Course of Business;

(b) any Investment in any Loan Party;

(c) [reserved];

(d) loans, guarantees, promissory notes or advances to future, present or former officers, directors, members of management, employees, independent contractors and consultants of the Borrower or any of its Subsidiaries, not to exceed $2,000,000 at any time outstanding, in each case, in the Ordinary Course of Business;

(e) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the Ordinary Course of Business;

(f) any Investment (x) acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Borrower or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower or any such Subsidiary of such other Investment or accounts receivable, or (ii) as a result of a foreclosure or other remedial action by the Borrower or any of its Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(g) Swap Contracts and Cash Management Services permitted under Section 7.01, including any payments in connection with the termination thereof;

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(h) any Permitted Acquisition;

(i) Investments (but not Dispositions) consisting of the leasing, licensing, sublicensing or contribution of intellectual property (other than Material Intellectual Property) in the Ordinary Course of Business or pursuant to joint marketing arrangements with other Persons;

(j) Investments (but not Dispositions) consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the Ordinary Course of Business;

(k) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(l) guarantees of Indebtedness permitted to be incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the Ordinary Course of Business, in each case, other than in respect of Indebtedness or obligations of Subsidiaries that are not Loan Parties;

(m) advances, loans or extensions of trade credit and other vendor financing in the Ordinary Course of Business by the Borrower or any of its Subsidiaries;

(n) Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(o) accounts receivable, security deposits and prepayments and other credits granted or made in the Ordinary Course of Business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the Ordinary Course of Business;

(p) Investments resulting from pledges and deposits that are Liens permitted hereunder;

(q) Guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Subsidiary in the Ordinary Course of Business;

(r) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the Ordinary Course of Business;

(s) Investments of the Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule 7.05 or any Investment that replaces, refinances, refunds, renews or extends any Investment set forth on Schedule 7.05; provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended;

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(t) Investments in Farm Credit System Equity (as such term is defined in the ABL Credit Agreement) and any other stock or securities, or Investment in, any Farm Credit Lender (as such term is defined in the ABL Credit Agreement) or its investment services or programs that the Borrower has acquired pursuant to the ABL Credit Agreement;

(u) so long as no Default or Event of Default exists or would result from the making of such Investment, other Investments in an aggregate amount not to exceed at any time outstanding (in each case determined without regard to any write-downs or write-offs) $15,000,000;

(v) so long as no Default or Event of Default exists or would result from the making of such Investment, minority equity Investments, joint ventures or strategic alliances provided that the aggregate outstanding amount of all Investments made in reliance on this clause (v) does not exceed $5,000,000 at any time; and

(w) additional Investments not otherwise addressed by the foregoing clauses; provided, that (i) immediately after giving pro forma effect to such Investment, the Total Net Leverage Ratio is less than 2.00:1.00, and (ii) no Default or Event of Default exists or would result from the making of such Investment.

“Permitted Liens” means, with respect to any Person:

(a) Liens incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested Taxes or import duties or for the payment of rent, in each case incurred in the Ordinary Course of Business;

(b) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens arising in the Ordinary Course of Business, in each case for sums not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(c) Liens for Taxes (i) which are not delinquent for a period of more than thirty (30) days, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit, bank guarantees or other similar documentary credits and similar instruments or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the Ordinary Course of Business;

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(e) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(f) (i) Liens incurred under the Loan Documents and (ii) Liens incurred to secure obligations in respect of Indebtedness permitted to be incurred pursuant to Section 7.01(f); provided that, in the case of this clause (ii), (x) such Lien extends only to the property the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof, (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property, and (iii) such Lien is created concurrently with, or within ninety (90) days after, the acquisition of such property;

(g) Liens of any Loan Party existing on the Closing Date and listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension or refinancing of the obligations secured or benefited thereby is permitted by Section 7.01(e);

(h) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (h), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;

(i) Liens on assets at the time the Borrower or any Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (i), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Subsidiary, a Person other than the Borrower or Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or such Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or such Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(j) Liens securing Indebtedness or other obligations of any Loan Party owing to another Loan Party permitted to be incurred in accordance with Section 7.01;

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(k) Liens securing Swap Contracts incurred in accordance with Section 7.01 on cash and Cash Equivalents;

(l) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit, bank guarantees or other similar documentary credits and similar instruments entered into in the Ordinary Course of Business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property in the Ordinary Course of Business;

(n) Liens arising from, or from UCC financing statement filings regarding, operating leases or consignments entered into by any Loan Party in the Ordinary Course of Business;

(o) Liens in favor of any Loan Party;

(p) deposits made or other security provided in the Ordinary Course of Business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(q) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense of real property not prohibited hereunder or any Liens on such interest or title of such lessor, sublessor, licensor or sublicensor;

(r) grants of intellectual property, software and other non-exclusive technology licenses in the Ordinary Course of Business;

(s) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(u) Liens on cash and Cash Equivalents incurred to secure Cash Management Services described in Section 7.01(l);

(v) Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(b) solely to the extent such Liens are subject to the ABL Intercreditor Agreement;

(w) Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(n); provided that such Liens shall be Liens ranking junior in Lien priority to the Liens securing the Obligations pursuant to a subordination agreement acceptable to the Administrative Agent;

(x) Liens on cash and Cash Equivalents in favor of the issuers of letters of credit, bank guarantees or other similar documentary credits and similar instruments incurred pursuant to Section 7.01(g);

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(y) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the Ordinary Course of Business;

(z) Liens (i) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(aa) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Loan Parties; or (iii) relating to purchase orders and other agreements entered into with customers of the Loan Parties in the Ordinary Course of Business;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) (i) mortgages, liens, security interests, restrictions, encumbrances, ground leases or any other matters of record that have been placed by any developer, landlord or other third party on real property over which a Loan Party or any Subsidiary solely has easement rights, together with subordination or similar agreements relating thereto, and (ii) any pending condemnation or eminent domain proceedings affecting any real property for which a Loan Party has received notice;

(dd) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set‑off or similar rights;

(ee) (i) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or other agreement in respect of any Permitted Acquisition and (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Investment;

(ff) the prior rights of consignees and their lenders under consignment arrangements entered into in the Ordinary Course of Business;

(gg) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(hh) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the Ordinary Course of Business;

(ii) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements; and

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(jj) so long as no Default or Event of Default exists or would result therefrom, Liens securing Indebtedness and other obligations in an aggregate outstanding amount not to exceed at any time $5,000,000; provided, that any Liens on Term Loan Priority Collateral incurred in reliance on this clause (jj) shall be subordinated to the Obligations in a manner satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its Equity Interests, whether now owned or hereafter acquired, other than Liens permitted by clauses (f)(i) and (n) above.

“Permitted Refinancing” means any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness permitted under Section 7.01(b), (e) and (f); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and, unless revolving in nature, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment and/or security to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment and/or security to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by a Lien, such modification, refinancing, refunding, renewal, replacement or extension is not secured by any assets other than the collateral (if any) securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension shall be unsecured, (f) such modification, refinancing, refunding, renewal, replacement or extension is not entered into as part of a sale leaseback transaction, (g) the obligors of such modification, refinancing, refunding, renewal, replacement or extension are the same as the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (h) such modification, refinancing, refunding, renewal, replacement or extension is otherwise on terms no less favorable to the Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, partnership with limited liability, Governmental Authority, unincorporated organization or other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(2) of ERISA which (a) is currently or hereafter sponsored, maintained or contributed to by any Loan Party or any ERISA Affiliate or (b) was at any time sponsored, maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

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“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, among the Administrative Agent and the Pledgors (as defined therein).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender at such time (and, after the Borrowing of Term Loans on the Closing Date and without duplication, the outstanding principal amount of Term Loans of such Lender at such time) and the denominator of which is the amount of the Aggregate Commitments at such time (and, after the Borrowing of Term Loans on the Closing Date and without duplication, the outstanding principal amount of Term Loans of all Lenders at such time).

“PSA” shall mean the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Real Estate Collateral Requirements” means the following:

(a) (i) for each Mortgage, an ALTA title insurance commitment for a loan policy of title insurance issued by a nationally recognized title insurance company selected by the Administrative Agent (the "Title Company") covering the real property to be secured thereby and shows no Liens other than any Permitted Liens and is otherwise acceptable to Administrative Agent (acting at the direction of the Required Lenders) and copies of all documents and instruments referenced therein; (ii) the irrevocable commitment of the Title Company to, upon recordation of the applicable Mortgage, issue an ALTA loan title insurance policy in favor of Administrative Agent and the Secured Parties in the form of such title commitment, with such as required by clause (b) below) insuring the Secured Parties’ first priority Liens pursuant to the applicable Mortgage and in an amount of not less than 125% of the fair market value of the real property secured thereby (as reasonably determined by the Required Lender) showing no Liens other than those listed on the applicable Title Commitment therefor (subject to the restrictions above) and in no event any Liens that are not Permitted Liens (each, a “Title Policy"); (iii) an ALTA/NSPS survey for each real property that is subject to the Mortgage in form and substance satisfactory to Administrative Agent (acting at the direction of the Required Lenders), (iv) a Phase I environmental assessment (and if applicable, Phase II

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environmental report), and such other environmental reports reasonably requested by the Administrative Agent (acting at the direction of the Required Lenders) regarding each parcel of real property subject to a Mortgage by an environmental engineering firm reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (v) all applicable Real Estate Support Documents;

(b) the Title Policy shall provide an insured amount that is acceptable to Administrative Agent (acting at the direction of the Required Lenders), and shall provide for all endorsements required by the Administrative Agent or the Required Lenders and shall be bound and issued to the Administrative Agent and the Required Lenders promptly following execution of the Mortgage;

(c) the Borrower shall have provided or obtained any customary estoppels, affidavits and indemnities as may be reasonably required or necessary to obtain title insurance in favor of the Administrative Agent; and

(d) the Borrower shall have paid all recording fees and charges and any mortgage recoding tax or similar and all other amounts required to record any Mortgage and any premiums or other amounts required for the issuance of the Title Policy.

“Real Estate Support Documents” means such flood hazard certification, permanent certificates of occupancy, evidence of zoning compliance, and evidence of Flood Insurance or life of loan flood zone determination (if required by Administrative Agent), as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“Register” has the meaning specified in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and and each director, officer, partner, general partner, limited partner, member, direct or indirect shareholder, controlling person, manager, employee, agent, trustee, representative, attorney, accountant, investor (including any prospective investor), managed fund or account, and each insurance, environmental, legal, financial, valuation and other advisor and other consultants, agents and representatives of or to such Person or any of its Affiliates.

“Relevant Governmental Body” means the FRB or the NYFRB, or a committee officially endorsed or convened by the FRB or the NYFRB, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Outstandings; provided that at any time any Initial Lender (or its Affiliates or Approved Funds) holds any amount of the aggregate unpaid principal amount of the Term Loans, Required Lenders shall include such Initial Lender (or its Affiliates or Approved Funds, as applicable).

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the Board of Directors of the Borrower), or other similar officer of a Loan Party, or a director, manager or secretary of any Loan Party incorporated in the United States (or of its general partner, managing member or sole member, if applicable). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets (other than in the form of common stock) in respect of a Person’s Equity Interests, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person’s Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Person now or hereafter outstanding, or (d) the payment of any fees or other amounts (in any form) to any of the direct or indirect holders of the Equity Interests of the Borrower or any Affiliates of the Borrower (other than payments to Loan Parties).

“Restructuring Costs” means expenditures and costs relating to the restructuring or reorganization of parts of, or any business or assets of any member of, the Group, the rebranding, relocation, rationalization, reduction, disposal or elimination of administrative or production locations, product lines, assets or businesses, the recruitment, relocation, retention, retraining, severance and/or termination of any employee or member of management, business interruption or discontinued operations, any other cost-cutting measure or rationalization, and any other similar item, including, in each case, the payment of costs, expenses, Taxes and fees (including, but not limited to, any advisor and consultancy fee) relating to any such action.

“S&P” means S&P Global Ratings, and any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive country-wide or territory-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, and the non-Ukrainian government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of Sanctions, including (a) any Person identified on any Sanctions-related list of designated Persons maintained by: (i) the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State); (ii) the United Nations Security Council, (iii) the European Union or any Member State of the European Union, (iv) His Majesty’s Treasury of the United Kingdom (irrespective of its status vis-à-vis the European Union); or (v) any other relevant sanctions authority; (b) any Person domiciled, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned, in the aggregate, directly or indirectly, or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons described in the foregoing clauses (a)-(c).

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“Sanctions” means any and all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government (including OFAC and the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article IX, the Lenders and each other holder of an Obligation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Account” has the meaning set forth in the UCC.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Administrative Agent and the Loan Parties.

“Sellers’ Lien Laws” means, collectively, all state, federal, and other applicable laws applicable to a Loan Party’s or Subsidiary’s purchase of Farm Products on credit from any selling party that creates a Lien or imposes a trust upon the agricultural, livestock, poultry, seafood, milk, dairy, egg, or other Farm Products sold and/or the proceeds and products thereof, for the benefit of such selling party, or a creditor thereof, to secure payment for such Farm Products, including without limitation, PACA, PSA, the Food Security Act, or any similar state or federal laws or regulations.

“Sellers’ Lien Law Notices” shall have the meaning given in Section 5.27(a).

“Similar Business” means any business engaged or proposed to be engaged in by the Borrower and its Subsidiaries on the Closing Date, including any business substantially related, supplemental or incidental thereto and reasonable extensions thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

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“Solvent” means, with respect to any Person individually, or group of Persons taken together on a combined basis, as applicable, on a particular date, that on such date (a) the fair value of the property of such Person or group is greater than the total amount of liabilities, including contingent liabilities, of such Person or group; (b) the present fair saleable value of the assets of such Person or group is not less than the amount that will be required to pay the probable liability of such Person or group on its debts as they become absolute and matured; (c) such Person or group does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s or group’s ability to pay as such debts and liabilities mature; and (d) such Person or group is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s or group’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Special Flood Hazard Area” has the meaning set forth in the Flood Insurance Laws.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations in a manner satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations in a manner satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity, (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP, or (4) any Person whose policies and management is otherwise controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that no Person shall cease to be a “Subsidiary” in connection with any joint venture unless such joint venture is (a) permitted hereunder, (b) for a bona fide business purpose and (c) not with an Affiliate of the Loan Parties. As used herein, the term “Subsidiary” shall refer to any Subsidiary of the Borrower unless expressly provided for otherwise.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b)

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any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.

“Term Loan Priority Account” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Loan Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of each Interest Payment Date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR

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Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable.

“Threshold Amount” means $5,000,000.

“Total Net Leverage Ratio” means, on any date of determination, with respect to the Group on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less Unrestricted Cash of the Group as of the last day of the most recently ended Test Period prior to such date in an aggregate amount not to exceed $10,000,000) of the Group on the last day of the most recently ended Test Period prior to such date to (b) the greater of (x) Consolidated EBITDA of the Group for the then most recently ended Test Period and (y) zero.

“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Trade Controls” means any and all Laws, rules and regulations concerning or relating to the import or export of goods, technology or services imposed, administered or enforced by any jurisdiction, including the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State and Export Control Regulation (EU) 2021/821, as implemented and enforced in any EU member state.

“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”

“Transactions” means (taken collectively):

(a) the Borrowing of Term Loans on the Closing Date;

(b) the Closing Date Refinancing;

(c) the execution, delivery and performance by the Loan Parties of the ABL Credit Agreement and the other ABL Loan Documents; and

(d) the payment of all fees, costs and expenses incurred in connection therewith (the “Transaction Costs”).

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“UK CRD IV” means (i) (CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”), (ii) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the Withdrawal Act) implemented CRD and its implementing measures, (iii) (direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the Withdrawal Act) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in CRR or CRD and/or implements Basel III standards.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of cash (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including, without limitation, revolving loans) and Cash Equivalents owned by the Borrower and its Subsidiaries, in each case, on such date of determination; provided, that amounts calculated under this definition shall (i) be included only to the extent such amounts are not subject to any Lien or other restriction or encumbrance of any kind (other than (x) Liens in favor of the Administrative Agent and (y) Liens of the type specified in clauses (c), (v), (aa)(i) or (aa)(ii) of the definition of “Permitted Liens”), (ii) after giving effect to the applicable period set forth on Schedule 6.16, be included only to the extent such amounts are held in Deposit Accounts or Securities Accounts subject to Control Agreements, and (iii) exclude any amounts held by the Borrower and its Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of a client, customer or similar Person of the Borrower or any Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(C)(iii).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

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(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and the existence or continuation of an Event of Default shall “exist,” “continue” or be “existing” or “continuing” until such Event of Default has been waived in writing in accordance with the terms hereof.

(j) All references to the knowledge of the Borrower or another Loan Party or facts known by the Borrower or another Loan Party shall mean (i) actual knowledge of any Responsible Officer of such Person or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

(k) If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action, except to the extent another provision of this Agreement or any other Loan Document expressly provides to the contrary.

(l) All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

(m) In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.03 Accounting Terms.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be

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construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Financial Accounting Standards Board Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Notwithstanding anything to the contrary contained in Section 1.03(a) or in the definition of “Capitalized Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.04 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight savings or standard, as applicable).

Section 1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.07 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.08 Interest Rate. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.04(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or

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accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.09 Pro Forma Adjustments. To the extent the Borrower or any Subsidiary (i) makes any acquisition permitted pursuant to Section 6.08 or Disposition of assets outside the Ordinary Course of Business permitted by Section 6.04, in each case, in excess of $1,000,000, during the period of four fiscal quarters of the Borrower most recently ended or (ii) consummates any transaction that requires any pro forma calculation as a condition thereto or in connection therewith under the terms of this Agreement, then, in each case, (A) the Total Net Leverage Ratio, in each case, shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the Disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with (but without giving effect to any “management’s adjustments” under) Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Responsible Officer of the Borrower), as if such acquisition, such Disposition or such other transaction (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period, but in all cases subject to the terms and conditions (including any caps or other limitations) set forth in the definition of Consolidated EBITDA and any defined terms used therein, and (B) unless otherwise expressly required hereunder, such pro forma calculation shall be determined by reference to the financial statements for the period of four consecutive fiscal quarters ended on or most recently prior to such calculation for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 6.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.01(a) or (b), the most recent financial statements referred to in the definition of Financial Statements). In addition to the foregoing, and notwithstanding anything in this Agreement to the contrary, to the extent any Indebtedness is incurred or assumed in connection with any transaction permitted hereunder, any pro forma determination of the Total Net Leverage in connection with such transaction shall be made without including the proceeds of such incurred or assumed Indebtedness as Unrestricted Cash.

ARTICLE II.
The Commitments and Borrowings

Section 2.01 The Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan denominated in Dollars (the “Term Loans”) to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Commitment. The Borrowing shall consist

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of Term Loans made simultaneously by the Term Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.

Section 2.02 Borrowing Procedure.

(a) The Borrower shall submit to the Administrative Agent a written Committed Loan Notice not later than 1:00 p.m. Eastern time two (2) Business Days prior to the Closing Date (or such shorter time period or such shorter period as the Required Lenders may agree). Such Committed Loan Notice shall be signed by a Responsible Officer of the Borrower and specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Term Loans to be borrowed (which shall be in an aggregate minimum principal amount of $125,000,000), and (iii) wire instructions of the account(s) to which funds are to be disbursed (which may be specified in an agreed flow of funds).

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its ratable share of the Term Loans. Each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice or, upon written notification from the Required Lenders that a Borrowing shall not occur on such date because any condition precedent to such Borrowing has not been met, return the amounts so received to the respective Lenders. Upon the advance of funds by all of the Lenders in accordance with the Committed Loan Notice (regardless of when the proceeds thereof are actually received by the Borrower), the Term Loans shall be deemed advanced and outstanding and evidenced by this Agreement. Each Lender may, at its option, make any Term Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received by the cutoff times set forth above available to the Borrower in like funds received by the Administrative Agent by wire transfer of such funds to the account(s) specified therefor in the Committed Loan Notice.

(d) The failure of any Lender to make the Term Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a) Optional. (i) The Borrower may, at any time and from time to time, upon prior written notice to the Administrative Agent (in form and substance reasonably acceptable to the Administrative Agent), prepay the Term Loans in whole or in part in an amount greater than or equal to $1,000,000 and in integral multiples of $500,000 in excess of such amount (or such lesser amount outstanding); provided that any such notice (i) must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the date of such prepayment and (ii) shall specify the date

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(which shall be a Business Day) and amount of such prepayment and the amount of the Exit Fee. Together with each prepayment under this Section 2.05(a)(i), the Borrower shall pay all accrued but unpaid interest on the portion of the Term Loans to be prepaid and any additional amounts required herein, including pursuant to Section 3.06 and the Exit Fee. Each prepayment of Term Loans pursuant to this Section 2.05(a)(i) shall be applied first, to the accrued interest due on the amount of the prepayment; second, as applicable, to the remaining installments thereof as specified by the Borrower; provided that absent any direction, such prepayment shall be applied to the remaining installments thereof in direct order of maturity; and third, to the Exit Fee; and each such prepayment shall be paid to the Lenders in accordance with each Lender's Pro Rata Share.

(ii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or postponed by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory.

(i) [Reserved.]

(ii) Casualty Events; Dispositions. If any Loan Party or any of its Subsidiaries receives Net Cash Proceeds in respect of any Casualty Event or any Disposition (or series of related Dispositions) (x) made pursuant to Sections 7.04(c) or (o) or (y) pursuant to Section 7.04(n) or not otherwise made in the Ordinary Course of Business, in excess of $1,000,000 in any fiscal year of the Borrower, then, within three (3) Business Days of such receipt, the Borrower shall prepay the principal amount of the Term Loans in an amount equal to 100% of such excess Net Cash Proceeds; provided, that, in the case of any Disposition (but excluding any Casualty Event), upon written notice by the Borrower to the Administrative Agent not more than three (3) Business Days following receipt of Net Cash Proceeds from such Disposition, such Net Cash Proceeds shall be excluded from the prepayment requirements of this Section 2.05(b)(ii) if both (1) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that (I) the applicable Loan Party or Subsidiary intends to apply the Net Cash Proceeds (or a portion thereof specified in such notice) from such Disposition within twelve (12) months after receipt of such Net Cash Proceeds (which twelve (12) month period shall be extended by an additional six (6) months to the extent that the applicable Loan Party or Subsidiary has committed to reinvest such Net Cash Proceeds during such initial twelve (12) month period), to reinvest in assets used in the business of the Loan Parties in the Ordinary Course of Business (excluding cash and Cash Equivalents) (any such event, a “Reinvestment”) (provided, that, to the extent the property disposed of constitutes Term Loan Priority Collateral, such Net Cash Proceeds must be reinvested in property that constitutes Term Loan Priority Collateral), and (II) no Default or Event of Default exists prior to giving such notice or to giving effect to such Reinvestment or will result after giving effect to such Reinvestment, and (2) within twelve (12) months (or, to the extent that the applicable Loan Party or Subsidiary has committed to reinvest such Net Cash Proceeds during such initial twelve (12) month period, eighteen (18) months) from the date of receipt of such Net Cash Proceeds, such Net Cash Proceeds are actually applied to such Reinvestment; provided, however, that the amount of such Net Cash Proceeds that (x) the applicable Loan Party or Subsidiary shall have determined not to, or shall have otherwise ceased to, or is not able to, by operation of contract or law or otherwise (including not being able to make the certifications required pursuant to Section 2.05(b)(ii)(A) above), apply toward a Reinvestment or (y) have not been so applied toward a Reinvestment by the end of such twelve (12) month period (or, if such initial twelve (12) month period has been extended in accordance with immediately preceding proviso, eighteen (18) month period), in each case, shall be applied to a mandatory prepayment of the Term Loans in accordance with Section 2.05(b)(v); provided, further, that,

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such Net Cash Proceeds shall be deposited in a Deposit Account subject to Control Agreement until such Reinvestment is made; provided further, that any Disposition pursuant to Section 7.04(n) shall not require written notice to the Administrative Agent or delivery of a certificate of Responsible Officer following any such Disposition and such Net Cash Proceeds shall be excluded from the prepayment requirements of this Section 2.05(b)(ii) so long as the Borrower applies the Net Cash Proceeds received from such Disposition to a Reinvestment.

(iii) Incurrence of Indebtedness. Upon the incurrence or issuance by any Loan Party or any Subsidiary of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.

(iv) Change of Control. Immediately upon the occurrence of a Change of Control, the Borrower shall prepay the entire outstanding aggregate principal amount, together with accrued and unpaid interest thereon, of the Term Loans and other Obligations.

(v) Application of Prepayments. Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to the Term Loans then outstanding and shall be applied first, to the accrued interest due on the amount of the prepayment; second, as applicable, to the remaining installments thereof in reverse order of maturity; and third, to the Exit Fee, and each such prepayment shall be paid to the Lenders in accordance with each Lender's Pro Rata Share.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued and unpaid interest thereon, any additional amounts required hereunder, including pursuant to Section 3.06, and the Exit Fee.

(d) Notice of Prepayments, Term Lender Opt-Out, Etc. With respect to any prepayment of Term Loans pursuant to Section 2.05(b)(ii) through (iv), any Lender, at its option, may elect not to accept such prepayment as provided below. The Borrower shall notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(ii) through (iv) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) through or (iv) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Lender may decline to accept all (but not less than all) of its share of any such prepayment pursuant to Section 2.05(b)(ii) through (iv) (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than four (4) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Lender does not give a notice to the Administrative Agent on or prior to such fourth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans owing to the Lenders (other than any Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to any Declining Lenders shall, to the extent not required to be applied to the ABL Facility Indebtedness subject to the ABL Intercreditor Agreement, be retained by the Borrower and may be utilized in any manner not prohibited or otherwise inconsistent with the terms of this Agreement or the Loan Documents.

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(e) No Implied Consent. Nothing in this Section 2.05 shall be construed to constitute Administrative Agent’s or any Lender’s consent to any transaction referred to in Sections 2.05(b)(ii) to (b)(iv) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

Section 2.06 Termination of Commitments. The Commitments of each Lender shall be automatically and permanently reduced to $0 upon the funding of the Term Loans to be made by such Lender on the Closing Date.

Section 2.07 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date, commencing with the fiscal quarter ending on December 27, 2026	0.25% of the aggregate gross original principal amount of all Term Loans advanced on the Closing Date
Maturity Date	The aggregate principal amount of all Term Loans outstanding on such date

Section 2.08 Interest.

(a) Subject to Section 2.08(b), the Term Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR (or, solely in the event of any conversion of a SOFR Loan to a Base Rate Loan pursuant to Sections 3.03 or 3.04, the Base Rate) plus the Applicable Rate.

(b) Automatically following the occurrence of an Event of Default, the Borrower shall pay interest on all Obligations hereunder (which shall accrue from the date of occurrence of such Event of Default), which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash upon demand.

(c) Accrued interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

(a) The Borrower shall pay to the Administrative Agent, for the Administrative Agent’s own account, and to each Initial Lender, for such Initial Lender’s own account, fees in the amounts and at the times set forth in the Fee Letter.

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(b) Upon any Exit Date, in addition to all other amounts owed under this Agreement, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders (based on the Term Loans held by such Lenders immediately prior to the Exit Date), a fee (the “Exit Fee”) equal to the excess, if any, of (i) the product of (A) 1.30 multiplied by (B) the aggregate gross original principal amount of all Term Loans advanced prior to the Exit Date, over (ii) without duplication, the amount of interest, repayments or prepayments of principal and upfront fees, in each case, solely to the extent actually received by the Lenders in cash prior to the Exit Date (but excluding from this clause (ii), for the avoidance of doubt, any default interest, amendment and consent fees, agency fees, indemnification payments and reimbursement of expenses); provided, that, upon any prepayment, repayment, redemption or other payment of any principal amount of the Term Loans, whether voluntary or mandatory, and for any reason, in each case, made prior to the Exit Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (based on the Term Loans held by such Lenders immediately prior to the Exit Date), a ratable portion of the Exit Fee commensurate with the amount of such principal being prepaid, repaid, redeemed or paid. The Exit Fee shall be fully earned (and deemed part of the Obligations) on the date hereof and due and payable in full in cash immediately on the Exit Date (or, such portion thereof, on any earlier date in accordance with the foregoing proviso) and shall not be refundable for any reason whatsoever. For the avoidance of doubt, the Exit Fee shall be treated as a cash inflow, rather than a reduction in the initial investment denomination. The Loan Parties and the Lenders agree that the Exit Fee does not constitute "unmatured interest" within the meaning of Section 502(b)(2) of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law, and each Loan Party hereby waives any right to characterize or argue that the Exit Fee constitutes unmatured interest in any proceeding under any Debtor Relief Law or otherwise.

(c) For the avoidance of doubt and notwithstanding anything else herein, it is understood and agreed that (i) if the Obligations are accelerated hereunder pursuant to Article VIII or otherwise, the Exit Fee determined as of the date of acceleration will also be due and payable and will be treated and deemed as though the applicable Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations for all purposes herein and (ii) the Exit Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied, released, restricted, reorganized, replaced, reinstated, defeased or compromised in an insolvency proceeding or by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). If the Exit Fee becomes due and payable pursuant to this Agreement, the Exit Fee shall be deemed to be principal of the Term Loans and shall constitute an Obligation hereunder, and interest shall accrue on the full outstanding principal amount of the Term Loans (including such Exit Fee) from and after the applicable triggering event at the interest rate then applicable to the Term Loans (including, if applicable, the Default Rate). In the event that the Exit Fee is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code or any other Debtor Relief Law, despite such a triggering event having occurred, the Exit Fee shall nonetheless constitute an Obligation under this Agreement for all purposes hereunder. In the event the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law in connection with or following any applicable triggering event, it is understood and agreed that the Obligations shall include the Exit Fee payable in accordance with this Agreement.

(d) EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE APPLICABLE LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EXIT FEE IN CONNECTION WITH ANY REPAYMENT, PREPAYMENT OR PAYMENT, ACCELERATION, FORECLOSURE OR OTHERWISE, WHETHER BEFORE OR AFTER AN INSOLVENCY PROCEEDING. Each Loan Party expressly agrees that (A) the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the

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Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Exit Fee, (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.09(d), (E) the Borrower’s agreement to pay the Exit Fee is a material inducement to the Lenders to make the Term Loans, and (F) the Exit Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment, repayment or payment.

Section 2.10 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year (or, solely in the event of any conversion of a SOFR Loan to a Base Rate Loan pursuant to Section 3.02 or 3.04, 365 or 366 days, as the case may be) and actual days elapsed. Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid; provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Borrowings and a copy of each Assignment and Assumption made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c) and section 1.163-5(b) of the proposed United States Treasury Regulations, as a non-fiduciary agent for the Borrower, in each case in the Ordinary Course of Business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence and the Register maintained by the Administrative Agent shall be conclusive proof absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto. No execution and delivery or transfer of a Note will be effective until also recorded in the Register.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and 10.07(c) shall be conclusive proof, and by each Lender in its accounts or records pursuant to Sections 2.11(a) and 10.07(c), shall be prima facie evidence, in each case, of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

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(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time), shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender have notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent, then:

(i) if the Borrower has failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Term Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

A written notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing

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set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(e) The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Term Loan or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 9.07.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees (including the Exit Fee) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(h) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of all Term Loans outstanding at such time, in repayment or prepayment of such of the outstanding Term Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender, directly or through an Affiliate or branch office thereof, shall obtain on account of the Term Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Term Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications

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under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III.
Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Borrower, the other applicable Loan Party, the Administrative Agent or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings of Indemnified Taxes have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable, and in any event within thirty (30) days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such

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Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) [reserved].

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (B) and (C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of IRS Form W-9 (or any successor form), certifying that such Lender is exempt from U.S. federal backup withholding;

(B) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with its obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;

(C) any Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Non-U.S.

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Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) copies of executed IRS Form W-8ECI;

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” described in Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W‑8BEN-E;

(iv) to the extent a Non-U.S. Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(D) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(E) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) copies of either (i) executed IRS Form W-9 (or any successor form) or (ii) an executed IRS Form W-8IMY (or any successor form) ascertaining a status as a Qualifying Intermediary (as defined in Treasury Regulations Section 1.1441-1(e)(5)(ii)) that assumes primary withholding and reporting responsibilities with respect to the payment under any Loan Document or IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, under applicable Law in effect on the Closing Date, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

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Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(g).

Notwithstanding any other provision of this Section 3.01(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(h) Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(k) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i) The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02 [Reserved].

Section 3.03 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon Term SOFR, in each case after the Closing Date then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), in its sole discretion, either prepay or convert all applicable SOFR Loans of such Lender to Base Rate Loans, in each case, either on the last day of the Interest Period or Interest Payment Date therefor, if such Lender may lawfully and in accordance with guidelines continue to maintain such SOFR Loans to such day, or promptly, if such Lender may not lawfully or in accordance with guidelines continue to maintain such SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

Section 3.04 Alternate Rate of Interest.

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(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.04, if, on or prior to the first day of any Interest Period or Interest Payment Date for any SOFR Loan:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that that “Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii) the Administrative Agent is advised by the Required Lenders that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term Loans,

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and any obligation of the Lenders to make SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods or any similar or analogous definition or concept utilized herein) until the Administrative Agent (with respect to clause (ii) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods or any similar or analogous definition or concept utilized herein) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period or any similar or analogous definition or concept utilized herein. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.06. Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.04, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.04(b) will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(e) and (y) the commencement of any Benchmark Unavailability

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Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition or concept utilized herein) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition or concept utilized herein) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Borrowing will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or any similar or analogous definition or concept utilized herein). During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to Term SOFR, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes and (ii) Excluded Taxes), then within ten (10) days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then within ten (10) days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender or Person controlling such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves or liquidity allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice ten (10) days’ prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable ten (10) days from receipt of such notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III (including to the extent implemented through CRD IV), shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

Section 3.06 Funding Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period or Interest Payment Date applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of an Interest Period or Interest Payment Date applicable thereto, (c) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of an Interest Period or Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.07(b), then, in any such event, the Borrower shall compensate each Lender for any cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04(b) or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 270 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Term Loan affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender be inconsistent with the internal policies of, or otherwise be disadvantageous in any respect to such Lender or its Lending Office. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.05.

Section 3.08 Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV.
Conditions Precedent

Section 4.01 Effectiveness and Conditions to Term Loans. The effectiveness of this Agreement and the obligation of each Lender to make its Term Loans hereunder on the Closing Date are subject to satisfaction (or waiver) of the following conditions in a manner satisfactory to the Lenders:

(a) Loan Documents. Subject to Section 6.16, the Administrative Agent and the Lenders shall have received on or before the Closing Date executed counterparts from each party thereto of the following Loan Documents:

(i) this Agreement;

(ii) a Committed Loan Notice, dated as of the date two (2) Business Days prior to the Closing Date (with an agreed flow of funds);

(iii) to the extent requested by any Lender, Note(s) with respect to such Lender’s Term Loans;

(iv) the ABL Intercreditor Agreement;

(v) the Fee Letter;

(vi) each Collateral Document, together with: (A) all original certificates or instruments (including promissory notes), if any, representing or evidencing Equity Interests or Indebtedness pledged

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under such Collateral Document and required to be delivered pursuant to such Collateral Document, accompanied by undated stock powers or allonges, as applicable, executed in blank; (B) financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Collateral Documents; (C) a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby; and (D) copies of UCC, United States Copyright Office, United States Patent and Trademark Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or incorporated (as applicable) or maintains its principal place of business and such other searches that the Administrative Agent or Required Lenders deem necessary or appropriate.

(b) Evidence of Solvency. The Administrative Agent and the Lenders shall have received a solvency certificate executed by the chief financial officer or similar officer substantially in the form attached hereto as Exhibit F;

(c) Financial Statements. The Administrative Agent and the Lenders shall have received the Financial Statements.

(d) Fees and Expenses. The Administrative Agent and the Lenders shall have received from the Borrower payment in immediately available funds of (i) all accrued costs and expenses (including the fees, disbursements and other charges of counsel) owing to the Administrative Agent and the Lenders in connection with this Agreement and (ii) all other compensation required to be paid to the Administrative Agent, the Lenders and any of their Affiliates on the Closing Date pursuant to the Fee Letter.

(e) No Material Adverse Effect. There shall not have occurred since December 28, 2025, any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) KYC Information. The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Closing Date to the extent requested in writing at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification (if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation), a duly executed form W-9 (or such other applicable form) in relation to the Loan Parties, and all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation.

(g) Other Customary Closing Deliverables. The Administrative Agent and the Lenders shall have received:

(i) legal opinions from Cooley LLP, as counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lenders;

(ii) subject to Section 6.16, insurance certificates and endorsements in form and substance reasonably satisfactory to the Required Lenders naming the Administrative Agent (on behalf of the Lenders) as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Loan Parties forming part of the Collateral;

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(iii) a certificate of a Responsible Officer of each Loan Party, dated as of the Closing Date, in form and substance satisfactory to the Lenders, certifying (x) that attached thereto is (A) a true and complete copy of a certificate as to the good standing of such Person, as of a recent date, from such Secretary of State of the state of its organization (or other applicable Governmental Authority to the extent available), (B) a true and complete copy of each Organization Document of such Person and certified (in the case of the articles of incorporation, certificate of formation or certificate of limited partnership of each such Person) as of a recent date by the Secretary of State of the state of its organization, and (C) a true and complete copy of resolutions duly adopted by the Board of Directors or similar governing body of such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (y) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Person (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate in this clause (iii); and

(iv) a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Lenders, (A) either (1) attaching copies of all material consents, licenses and approvals (other than any board resolutions or written consents delivered pursuant to Section 4.01(g)(iii)) required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such material consents, licenses or approvals are so required, and (B) the conditions specified in this Section 4.01(e), (h) and (i) have been satisfied.

(h) Accuracy of Representations and Warranties. Each representation or warranty by any Loan Party contained herein or in any other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(i) No Defaults or Events of Default. No Default or Event of Default has occurred and is continuing or would result after giving effect to the incurrence of the Term Loans and the transactions contemplated by this Agreement and the other Loan Documents.

(j) Closing Date Refinancing. The Administrative Agent and the Lenders shall have received evidence satisfactory to them that the Closing Date Refinancing shall be consummated substantially simultaneously with the incurrence of the Term Loans and the transactions contemplated by this Agreement and the other Loan Documents.

(k) ABL Documents.

(i) The Administrative Agent and the Lenders shall have received copies of the ABL Credit Agreement and the other ABL Loan Documents, in each case in form and substance satisfactory to them, and the ABL Credit Agreement and each other ABL Loan Document shall be in full force and effect; and

(ii) On the Closing Date, after giving effect to the Transactions, no ABL Facility Indebtedness shall be outstanding.

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(l) Outstanding Indebtedness. On the Closing Date, after giving effect to the Transactions, no Loan Party nor any of their respective Subsidiaries shall have any outstanding Indebtedness for borrowed money other than (i) the Obligations, and (ii) Indebtedness specified on Schedule 7.01.

ARTICLE V.
Representations and Warranties

To induce the Lenders to make the Term Loans, each of the Loan Parties, jointly and severally, represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized, formed, established or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) violate any Law or (c) result in a breach or default under the terms of any Indebtedness (other than intercompany Indebtedness) of the Loan Parties having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; except in the case of clause (b) or (c), to the extent that such violation, breach or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens on the Collateral created under the Collateral Documents, except for (v) any filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Subsidiary in favor of the Secured Parties as required under the applicable Collateral Documents and payment of associated fees or stamp duties, (w) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (x) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document

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constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The audited consolidated financial statements of the Borrower and its Subsidiaries (x) as of the end of the fiscal year ending December 28, 2025, and previously delivered to the Administrative Agent and (y) most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries (x) as of the end of the fiscal quarter ended March 29, 2026 and (y) most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year end audit adjustments.

(c) The unaudited consolidated financial statements of the Borrower and its Subsidiaries (x) as of the end of the fiscal month ended May 31, 2026 and (y) most recently delivered pursuant to Section 6.01(c) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year end audit adjustments.

(d) Since December 28, 2025, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any Subsidiary, or against any of their properties or revenues that could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The Borrower will use the proceeds of the Term Loans solely (a) to consummate the Closing Date Refinancing, (b) to pay Transaction Costs and (c) as additional cash on the balance sheet of the Borrower and its Subsidiaries.

Section 5.08 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property necessary for the

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ordinary conduct of the Loan Parties’ and their respective Subsidiaries’ business, taken as a whole and (iii) Liens permitted by Section 7.02.

Section 5.09 Environmental Compliance. As of the Closing Date, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a) Each Loan Party and each of its Subsidiaries and its and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits and no Loan Party nor any Subsidiary is subject to any existing or alleged Environmental Liability.

(b) No Loan Party nor any of its Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at, on, in, under, to or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(c) No product manufactured or distributed by any Loan Party or any of its Subsidiaries contains any Hazardous Material in a quantity or at a concentration that requires a warning to customers or other Persons under applicable Environmental Laws, or that is prohibited by, or in exceedance of applicable limits established pursuant to, Environmental Law.

(f) No actions, claims or legal proceedings are pending or, to the knowledge of any Loan Party, threatened by any Person against any Loan Party or any Subsidiary pursuant to any Environmental Law or relating to any Hazardous Materials.

Section 5.10 Taxes. Each Loan Party and each Subsidiary has filed or has caused to be filed all Tax returns and reports required to be filed by it, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11 Employee Benefits Plans.

(a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

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(b) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c) No assets of any Loan Party constitute "plan assets" within the meaning of the U.S. Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(d) (i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12 Subsidiaries; Capital Stock. As of the Closing Date, there are no Subsidiaries other than those specifically disclosed on Schedule 5.12, and all of the outstanding Capital Stock in such Subsidiaries has been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except (a) those created under the Collateral Documents and (b) non-consensual Liens arising by operation law and permitted pursuant to Section 7.02. Except as set forth on Schedule 5.12, no Loan Party and none of its Subsidiaries is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. Except as set forth on Schedule 5.12, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or any stock or other equity securities of such Person’s Subsidiaries. As of the Closing Date, each Subsidiary of the Borrower is a Guarantor, other than the Excluded Subsidiaries.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Neither the making of any Borrowing hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB. No proceeds of any Term Loan will be used to purchase or carry Margin Stock. No Loan Party and none of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

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(b) No Loan Party and none of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

Section 5.15 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc.

(a) Schedule 5.16 sets forth, as of the Closing Date, all of the registered trademarks, service marks, trade names, material domain names, copyrights, patents, patent rights, and all applications therefore (collectively, “IP Rights”) owned by each Loan Party and each of its Subsidiaries.

(b) Except as set forth on Schedule 5.16, all IP Rights material to the business of each Loan Party and each of its Subsidiaries (i) is subsisting in full force and effect, has not been terminated, cancelled, expired, or abandoned, and is valid and enforceable; (ii) has been protected with adequate safeguards and security to maintain any trade secrets, and confidential or proprietary information; (iii) is not the subject of any third party challenge, whether judicial, administrative or otherwise, as to ownership, registerability, validity or enforceability; (iv) has not been the subject of any written notice alleging that it is invalid or unenforceable or challenging ownership or registerability; and (v) includes all the intellectual property rights reasonably required to conduct such Person’s business. No stockholder, officer, director or any Affiliate of any Loan Party or any of its Subsidiaries owns or possesses any rights in any IP Rights used by any of the Loan Parties or any of their Subsidiaries and material to the operations of their businesses.

(c) No Loan Party and none of its Subsidiaries has (i) received any written notice alleging (x) infringement or notice of any other complaint that its operations infringe or misappropriate rights under any intellectual property of any third party, except for such allegations of infringements or misappropriations which, if proven to be true, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) unfair trade practices or passing off of counterfeit goods which, if proven true, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) knowledge of any such infringement, misappropriation, unfair trade practices or passing off of counterfeit goods, except for such as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) wrongfully employed any trade secrets or any confidential information or

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documentation proprietary to any former employer, or any other Person except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. The Loan Parties on a consolidated basis are, including both before and after giving effect to (a) the Term Loans to be advanced on the Closing Date, (b) the disbursement of the proceeds of such Term Loans pursuant to the instructions of the Borrower, and (c) the payment and accrual of all Transaction Costs in connection with the foregoing, Solvent.

Section 5.18 Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, judicial management, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization, incorporation or formation (if applicable) and (b) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by the Collateral Documents shall constitute fully perfected first priority Liens so far as possible under relevant law on, and security interests in, all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Permitted Liens (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code or similar law in other jurisdictions as in effect at the relevant time in the relevant jurisdiction by possession or control).

Section 5.19 USA Patriot Act; OFAC; FCPA.

(a) No Loan Party, none of its Subsidiaries and none of its and their respective directors, officers, employees, agents and Affiliates is a Sanctioned Person.

(b) Each Loan Party and each of its Subsidiaries has implemented, maintains in effect and enforces policies and procedures reasonably designed to promote and achieve compliance by such Loan Party, such Subsidiary and its and their respective directors, officers, employees and agents with applicable Sanctions, Anti-Corruption Laws, Anti-Money Laundering Laws and Trade Controls.

(c) Each Loan Party, each of its Subsidiaries, and each of its respective directors, officers, employees, agents and Affiliates is in compliance with applicable Anti-Corruption Laws, Sanctions, Anti-Money Laundering Laws and Trade Controls in all material respects, and are not engaged in any activity that has resulted in or could reasonably be expected to result any Loan Party being designated as a Sanctioned Person, and

(d) None of (i) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

Section 5.20 Insurance. Each Loan Party and each of their respective Subsidiaries has in effect insurance coverage in at least amounts and against such risk (including public liability) that are as are adequate and customarily maintained by companies similarly situated and engaged in the same or a similar

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business for the assets and operations of the Loan Parties and their respective Subsidiaries. Schedule 5.20 sets forth, as of the Closing Date, all material insurance policies of any nature maintained for current occurrences by each Loan Party and each of its Subsidiaries. As of the Closing Date, all premiums in respect of such insurance have been paid to the extent then due and payable.

Section 5.21 Deposit and Other Accounts. Schedule 5.21 sets forth, as of the Closing Date, all banks and other financial institutions at which any Loan Party or any of its Subsidiaries maintains deposits and/or other accounts (including brokerage accounts, securities accounts and other similar accounts), and such Schedule correctly identifies the name, address and telephone number of each depository or other applicable financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number.

Section 5.22 No Default. No Default or Event of Default has occurred and is continuing.

Section 5.23 Labor Matters.

(a) As of the Closing Date, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) there are no strikes, concerted activities protected under Sections 7 and 8 of the National Labor Relations Act, or other labor disputes against any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened by the employees of the Loan Parties or any of their Subsidiaries; and (ii) no Loan Party and none of its Subsidiaries is a party to or bound by a collective bargaining agreement or other labor agreement (including any side letter agreements, amendments, memoranda of understanding or otherwise) with any labor union, works council, or other labor organization, nor under a duty to bargain with any such labor organization.

(b) The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no complaints, lawsuits, actions, claims, charges, investigations, audits, or other claims against or involving any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened to be filed with or by any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party or any of its Subsidiaries of any individual, or the labor or employment practices of any Loan Party or any of its Subsidiaries.

Section 5.24 Beneficial Ownership Certification. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

Section 5.25 Compliance with Food and Drug Laws.

(a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the products manufactured and/or sold by the Loan Parties and their respective Subsidiaries are, in all material respects, and at all times while in the control of the Loan Parties and their respective Subsidiaries, (i) in compliance with all applicable Food and Drug Laws, and all applicable product content, labeling, registration and certification requirements for any jurisdiction in which each

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product is marketed; (ii) manufactured in compliance with all Food and Drug Laws; (iii) were able to be introduced into interstate commerce in the United States and do not contain articles which may not, under applicable Food and Drug Laws, be introduced into interstate commerce; (iv) manufactured in conformity with the applicable formulae and specifications and in material compliance with good manufacturing practices; (v) tested in accordance with established protocol sufficient to release the applicable products for sale in accordance with applicable laws; and (vi) fit for the ordinary purposes for which they are intended to be used.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Loan Party and each of their respective Subsidiaries, has obtained, maintain, and are and have been in compliance with all Permits required under Food and Drug Laws applicable to them or to the conduct or operation of the business.

(c) No Loan Party and none of their respective Subsidiaries has received written notice of, or been subject to, any finding of material deficiency or material non-compliance, material penalty, fine or sanction, request for corrective or remedial action or other material compliance or enforcement action, in respect of any of (i) the products, (ii) the ingredients in the products, or (iii) the facilities at which such products are manufactured, packaged, stored or initially distributed.

Section 5.26 Material Contracts. Schedule 1.01 sets forth, as of the Closing Date, each Material Contract of the Loan Parties and their respective Subsidiaries, including all amendments, supplements or other modifications thereto. Each Loan Party and each Subsidiary party thereto is, and, to the knowledge of the Loan Parties, each other party to a Material Contract is, in compliance in all material respects with such agreements. The Borrower has delivered or made available to the Lenders true, correct and complete copies of each Material Contract (including any material amendments, supplements or other modifications thereto) not previously delivered or made available to the Lenders.

Section 5.27 Sellers' Lien Laws.

(a) As of the Closing Date, no Loan Party or Subsidiary has received any written notice pursuant to any Sellers’ Lien Laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Loan Party or Subsidiary are produced, in any case advising or notifying such Loan Party or Subsidiary of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of any Loan Party or Subsidiary established in favor of such Farm Products Seller or other Person under the provisions of any Seller’s Lien Law or claiming a Lien upon or other claim or encumbrance with respect to any Farm Products which may be, or have been, purchased by a Loan Party or Subsidiary or any related or other assets of such Loan Party or Subsidiary (all of the foregoing, together with any such notices as any Loan Party or Subsidiary may at any time hereafter receive, collectively, the “Sellers’ Lien Law Notices”).

(b) As of the Closing Date and each Relevant Date, no Loan Party or Subsidiary has knowledge of any credible claim by any Farm Products Seller against any Loan Party or Subsidiary under any Sellers’ Lien Laws.

(c) As of the Closing Date and each Relevant Date, (i) no Loan Party or Subsidiary is a “live poultry dealer” (as such term is defined in the PSA), and (ii) the Loan Parties and Subsidiaries do not purchase livestock pursuant to cash sales as such term is defined in the PSA.

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Section 5.28 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

Section 5.29 Senior Debt. All Obligations including those to pay principal and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Term Loans and other Obligations, and fees and expenses in connection therewith, constitute first-lien senior secured debt of the Borrower and each other Loan Party subject to the ABL Intercreditor Agreement.

ARTICLE VI.
Affirmative Covenants

Until the date on which all Loans and all other Obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents have been indefeasibly paid and satisfied in full in cash (i) in the case of Section 6.01, 6.02 and 6.03, the Borrower shall, and (ii) in the case of each other Section of this Article VI, each Loan Party shall, and shall cause each of its Subsidiaries to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) prior to the earlier of (i) one hundred twenty (120) days after the end of each fiscal year of the Borrower and (ii) the latest date on which such financial statements of the Borrower are required to be delivered to the shareholders of the Borrower pursuant to the Listing Rules, and commencing with the fiscal year ending December 27, 2026, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year together with related notes thereto, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by an opinion of an independent registered public accounting firm of nationally recognized standing, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) prior to the earlier of (i) forty five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower and (ii) the latest date on which such financial statements of the Borrower are required to be delivered to shareholders of the Borrower pursuant to the Listing Rules, (A) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes; and

(c) within thirty (30) days after the end of each fiscal month in each fiscal quarter of the Borrower, (A) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month and (B) consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal month and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.

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Notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report on Form 10-K or equivalent filing or report for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC or equivalent filings or reports in the applicable jurisdiction, filed with or required by any equivalent listing authority or Governmental Authority, within the time frames set forth in clause (a) above, such Form 10-K or equivalent filing or report shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit, and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, as applicable, such Form 10-Q or equivalent filing or report shall satisfy all requirements of clause (b) of this Section 6.01, as applicable, with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), as applicable; in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of clauses (a) or (b) of this Section 6.01, as the case may be; provided, further, that the Borrower will be deemed to have satisfied the requirements of clauses (a) or (b) of this Section 6.01, as the case may be, if the Borrower has posted the information required by such clause to its company website and such information is publicly available in accordance with the Listing Rules.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) concurrently with the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any material report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) no later than seventy five (75) days after the end of each fiscal year, an annual budget forecast prepared by management of the Borrower for the following fiscal year (including forecasts of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto);

(d) together with the delivery of the financial information delivered pursuant to Sections 6.01(a) and (b), a report which shall include, with respect to the end of such fiscal year or fiscal quarter, as applicable, (i) volume of eggs sold (segmented by product category – i.e., shell eggs, breaker, butter, liquid and hard-boiled) (and setting forth in comparative form volume of eggs sold in each product category for the same period in the preceding fiscal year), and (ii) depopulation payments actually made in cash during such period;

(e) together with the delivery of the financial information delivered pursuant to Section 6.01(c), a report which shall include, with respect to the end of such fiscal month, (i) volume of eggs sold (segmented by product category – i.e., shell eggs, breaker, butter, liquid and hard-boiled) (and setting forth

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in comparative form volume of eggs sold in each product category for the same period in the preceding fiscal year), (ii) gross revenue (segmented by product category – i.e., shell eggs, breaker, butter, liquid and hard-boiled), (iii) gross profit, (iv) Consolidated EBITDA (and setting forth in comparative form Consolidated EBITDA for the same calendar month in the preceding fiscal year), and (v) Liquidity;

(f) together with the delivery of the Compliance Certificate delivered with the financial information delivered pursuant to Section 6.01(b) for the second and fourth fiscal quarters of each fiscal year, either (i) supplements to the schedules to the Perfection Certificate, or (ii) certification that there has been no change to the information set forth in the Perfection Certificate delivered on the Closing Date or since the date of the most recently delivered supplements to the Perfection Certificate, as applicable;

(g) promptly upon receipt thereof, copies of any material written notices received by any Loan Party or any of its Subsidiaries from the SEC concerning any investigation or possible investigation or other inquiry by such entity regarding financial or operations results of such Loan Party or any of its Subsidiaries, or material statements or material reports furnished to any holder of debt securities of any Loan Party or any of its Subsidiaries pursuant to the terms of any documentation for Indebtedness of the type permitted to be incurred under Section 7.01 and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(h) promptly upon the effectiveness thereof, copies of any amendment, modification, restatement, assignment, waiver or change to the ABL Credit Agreement or any other ABL Loan Document;

(i) promptly after the same are sent, copies of any reports and information delivered by the Loan Parties or any of their Subsidiaries to the agents and/or lenders under the ABL Credit Agreement relating to the ABL Priority Collateral (including, without limitation, borrowing base certificates);

(j) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering laws; and

(k) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) or (b) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver copies of such documents (which may be by electronic mail) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering copies is given by the Administrative Agent or such Lender and (ii) other than with respect to items required to be delivered pursuant to Section 6.02(b) above, the Borrower shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have

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no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) that in the discretion of the Administrative Agent, the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates, or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” and all Loan Documents are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”

Section 6.03 Notices. Promptly (and in any event within three (3) Business Days) after a Responsible Officer of any Loan Party has obtained knowledge thereof, notify the Administrative Agent (for prompt further notification to each Lender) in writing of the following:

(a) the occurrence of any Default or Event of Default;

(b) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries or its or their respective property (i) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(c) the occurrence of any ERISA Event where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof, by written notice and with any requested information relating to each ERISA Event as soon as possible, and in any event within ten (10) Business Days after the occurrence of any such ERISA Event, and the Loan Party shall provide the Administrative Agent with a notice of any action that the applicable Loan Party and/or any of their respective ERISA Affiliates proposes to take with respect thereto, along with a copy of any notices received from or filed with the PBGC, the IRS or any Multiemployer Plan with respect to such ERISA Event, as applicable;

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(d) [reserved];

(e) any material change in accounting policies or financial reporting practices by any Loan Party or any of its Subsidiaries;

(f) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(g) (i) the receipt by any Loan Party of any notice of violation of or potential liability or similar notice under Environmental Law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii)(A) the existence of any condition that could reasonably be expected to result in violations of or Environmental Liabilities under, any Environmental Law or (B) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law which in the case of clauses (A) and (B) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) the receipt by any Loan Party or any of its Subsidiaries of notice that any property of any Loan Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(h) the receipt by any Loan Party of any notice relating to any breach of or failure to comply with any law, regulation or order promulgated by the Food and Drug Administration or United States Department of Agriculture (or the equivalent law, regulation or Governmental Authority order in any applicable non-U.S. jurisdiction), in each case to the extent any such breach or failure to comply could reasonably be expected to have a Material Adverse Effect;

(i) (i) any actual, threatened or reasonably expected recall, withdrawal, market withdrawal, stock recovery, suspension of distribution, quarantine, destruction or disposal of any inventory, eggs, egg products, poultry, livestock, farm products or other products of any Loan Party or any of its Subsidiaries, whether voluntary or mandated by any Governmental Authority, (ii) any actual, suspected or threatened contamination, adulteration, misbranding, foodborne illness, pathogen detection, disease outbreak, health outbreak, biosecurity event or animal health event, including any outbreak or suspected outbreak of avian influenza or other communicable disease, affecting or reasonably expected to affect any facilities, flocks, inventory, eggs, egg products, poultry, livestock, farm products, suppliers, contract growers or co-packers of any Loan Party or any of its Subsidiaries, and (iii) any notice, investigation, inquiry, warning letter, import alert, detention, seizure, injunction, suspension, enforcement action or other material communication from any Governmental Authority relating to food safety, animal health, public health, product quality, product labeling, sanitation, biosecurity or the manufacture, processing, packing, holding, distribution or sale of any products of any Loan Party or any of its Subsidiaries, in each case to the extent any of the foregoing has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(j) the occurrence of any other event which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(k) any Change of Control.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a)

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shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, except to the extent the failure to pay, discharge or satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, however, that each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and hen claimed to be due, notwithstanding the foregoing exceptions.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation except in a transaction permitted by Section 7.03, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization or incorporation), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise expressly permitted hereunder, and (c) use reasonable efforts to protect the secrecy of all of its trade secrets and other confidential IP Rights and preserve, maintain, renew or prosecute all of its registered, issued and applied-for copyrights, patents, trademarks, trade names and service marks, the non-preservation or failure of protection, maintenance, renewal or prosecution of which could reasonably be expected to have a Material Adverse Effect unless otherwise expressly permitted hereunder; provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Loan Party or any of its Subsidiaries of any registered copyrights, patents, trademarks, trade names and service marks that such Loan Party or Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties.

(a) Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

(b) Notwithstanding anything in this Agreement to the contrary, all Material Intellectual Property shall be owned at all times by the Loan Parties.

Section 6.07 Maintenance of Insurance.

(a) (i) Maintain or cause to be maintained in full force and effect policies of insurance with respect to the property and businesses of the Loan Parties and such Subsidiaries with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Loan Parties and their Subsidiaries and (ii) cause all such Property and liability insurance of any Loan Party to name the Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate. All property policies of insurance on real and personal property of the Loan Parties will contain an endorsement, in form and substance reasonably acceptable to the Required Lenders, showing lender’s loss payable to the Administrative Agent. Such endorsement, or

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an independent instrument furnished to the Administrative Agent, will provide that the insurance companies will give the Administrative Agent at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be cancelled. If any insurance proceeds are paid by check, draft or other instrument payable to any Loan Party and the Administrative Agent jointly, the Administrative Agent may (if an Event of Default has occurred and is continuing) endorse such Loan Party’s name thereon and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. The Administrative Agent (acting at the direction of the Required Lenders) reserves the right at any time, if there has been a material adverse change in the Loan Parties’ risk profile since the Closing Date, to require additional forms and limits of insurance consistent with the requirements of this Section 6.07. Notwithstanding the requirement in clause (i) above, Flood Insurance shall not be required for (x) real property not located in a Special Flood Hazard Area, or (y) real property located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) As long as the Loan Parties provide the Administrative Agent with evidence of the insurance coverage required by this Agreement (including Flood Insurance, if applicable, but subject to the last sentence of Section 6.07(a)), the Administrative Agent may not purchase insurance (including Flood Insurance) at the Loan Parties’ expense. Any insurance permissibly obtained by the Administrative Agent may, but need not, protect the Loan Parties’ and their Subsidiaries’ interests. The Borrower may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that there has been obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance in accordance with the foregoing, the Loan Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of that insurance shall be added to the Obligations and may be more than the costs of insurance the Borrower may be able to obtain on its own.

Section 6.08 Compliance with Laws. Comply with the requirements of applicable Laws (including, without limitation, ERISA, Anti-Money Laundering Laws and the Beneficial Ownership Regulation and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Parent and the Borrowers will continue to maintain in effect and enforce, or remain subject to, policies and procedures designed to promote and achieve compliance by the Parent, the Borrowers and their respective Subsidiaries and the respective directors, officers, employees and agents of the Parent, the Borrowers and their respective Subsidiaries with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.

Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.10 Inspection Rights. Permit representatives of the Lenders or the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) the Lenders and the Administrative Agent shall not exercise such rights more often than two (2) times at each property during any calendar year and (ii) such exercise shall be at the Borrower’s expense; provided further, that when an Event of Default is continuing

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the Lenders and the Administrative Agent (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Lenders and the Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, no Loan Party nor any Subsidiary will be required to disclose, or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided, that the Loan Parties and their Subsidiaries shall provide the Administrative Agent and the Lenders with copies of such documents and information that are redacted to the extent necessary to avoid any breach of any such agreement or privilege.

Section 6.11 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans only as provided in Sections 5.07, 5.13(a) and/or 5.19. The Borrower shall not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and the respective directors, officers, employees, agents and Affiliates of the Borrower and its Subsidiaries shall not directly or indirectly use the proceeds of the Term Loans or otherwise make available such proceeds to any Person, (a) to fund, finance or facilitate the activities of, with or involving any Sanctioned Person, or of, with, involving or in any Sanctioned Country in each case in violation of any Sanctions, or (b) in any other manner that would constitute or give rise to a violation of any Sanctions by any party hereto.

Section 6.12 Covenant to Guarantee Obligations and Give Security.

(a) In connection with the formation or acquisition of any Subsidiary (other than an Excluded Subsidiary), within forty-five (45) days (or such later date agreed to by the Administrative Agent, acting at the direction of the Required Lenders) of the formation or acquisition of any such Subsidiary, cause such Subsidiary to guaranty the Obligations and grant a Lien in all of such Subsidiary’s property (other than Excluded Property) to secure the Obligations and each Loan Party shall pledge all of the Equity Interests of such Subsidiary owned by such Loan Party to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations; in furtherance of the foregoing, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, appropriate resolutions, secretary certificates, certified Organization Documents and legal opinions relating to the matters described in this Section 6.12(a) (which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to each such Subsidiary formed or acquired after the Closing Date.

(b) In the event the Borrower or any of its Subsidiaries acquires any Material Real Property, within ninety (90) days after (or such later date agreed to by the Administrative Agent, acting at the direction of the Required Lenders) such occurrence, the Borrower or such Subsidiary shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent (A) a Mortgage, (B) all applicable Real Estate Support Documents, and (C) if requested by the Administrative Agent or the Required Lenders, opinions of counsel (including, without limitation, non-contravention opinions) (in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders)) and a survey (or affidavit to the effect of no change since the last survey prepared for such Real Property), in each case with respect to any such Material Real Property and otherwise cause to be satisfied all other Real Estate Collateral Requirements. Additionally, within forty-five (45) days after written notice from the Administrative Agent to the Borrower that any Material Real Property is located in a Special Flood Hazard Area, the Loan Parties shall satisfy the Flood Insurance requirements of Section 6.07(a).

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(c) In the event the Borrower or any of its Subsidiaries (i) acquires any leased real property located in the United States where Collateral having a fair market value greater than $2,000,000 (as reasonably determined in good faith by the Borrower) is maintained, or (ii) maintains Collateral having a fair market value greater than $2,000,000 (as reasonably determined in good faith by the Borrower) at any other third-party location (including, without limitation, any warehouse or processor), the Borrower or such Subsidiary shall use commercially reasonable efforts to execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent a Collateral Access Agreement, in each case with respect to any such leased real property or other location.

(d) To the extent any uncertificated Equity Interests of the Borrower or any of its Subsidiaries becomes certificated, the Borrower shall promptly deliver, or cause the issuer of such Equity Interests to promptly deliver, to the Administrative Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank, in respect of the Equity Interests pledged pursuant to the Collateral Documents.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and make all commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all known or suspected releases or threatened releases of Hazardous Materials at, in, on, under, to or from any currently or formerly owned or operated properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Loan Party nor any Subsidiary shall be required to undertake any such investigation, mitigation, study, sampling, testing, cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14 Further Assurances.

(a) Promptly after written request by the Administrative Agent or the Required Lenders, take such additional actions and execute such documents as the Administrative Agent or the Required Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the property, rights or interests intended to be covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, collaterally assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.

(b) Each Loan Party shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders will not contain any untrue statement of a material fact and will not, omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

Section 6.15 Cash Management. Subject to Section 6.16, at all times:

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(a) maintain each deposit, securities, commodity or similar account (but excluding, in any case, any account that is an Excluded Account) subject to a Control Agreement, and shall concurrently with the opening or establishment of any new deposit, securities, commodity or similar account (excluding any account that is an Excluded Account), cause such new deposit, securities, commodity or similar account to be subject to a Control Agreement; and

(b) cause 100% of all cash, checks, proceeds and other amounts payable or received by the Loan Parties to be paid directly into a Deposit Account subject to a Control Agreement; provided, that all such amounts constituting proceeds of Term Loan Priority Collateral shall be paid directly into the Term Loan Priority Account and, in each case, at all times, not mixed with any ABL Priority Collateral or deposited into any other Deposit Account.

Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its sole discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

Section 6.17 No Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date including any business substantially related or incidental thereto.

Section 6.18 [Reserved].

Section 6.19 Material Contracts. Each Loan Party shall, and shall cause each of its Subsidiaries to perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except where failure to so perform or observe could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.20 Lender Conference Calls. At the reasonable request of the Administrative Agent (acting at the direction of the Required Lenders), but no more often than quarterly, at a time mutually agreed with the Lenders after the delivery of the information required pursuant to Section 6.01(a) and 6.01(b) above, participate in a conference call with the Lenders to discuss the financial condition and results of operations of the Borrower and its Subsidiaries for the most recently-ended period for which financial statements or updates have been or were required to have been delivered.

Section 6.21 Farm Products.

(a) Each Loan Party shall, and shall cause each Subsidiary to, at all times comply in all material respects with all existing and future Sellers’ Lien Law Notices during their periods of effectiveness under the applicable Sellers’ Lien Laws, including, without limitation, to the extent applicable, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Sellers’ Lien Law Notice, so as to terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the applicable Sellers’ Lien Laws.

(b) Each Loan Party shall, and shall cause each Subsidiary to, take all other actions as may be reasonably required, if any, to ensure that any Farm Products are purchased free and clear of any Lien arising under any Sellers’ Lien Law.

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(c) Each Loan Party shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent in writing after (i) obtaining knowledge of any credible claim by any Farm Product Seller against any Loan Party or Subsidiary or under any Seller Lien Laws and (ii) receipt by or on behalf of such Loan Party or Subsidiary of any Sellers’ Lien Law Notice or amendment to a previous Sellers’ Lien Law Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Loan Party or Subsidiary under the provisions of the Sellers Lien Laws or any other applicable law and upon the request of the Administrative Agent, such Loan Party or Subsidiary shall promptly provide the Administrative Agent with a true, correct and complete copy of such Sellers’ Lien Law Notice or amendment, as the case may be, and other information delivered to or on behalf of such Loan Party or Subsidiary pursuant to the Sellers’ Lien Laws.

(d) To the extent that a Loan Party or Subsidiary purchases any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, such Loan Party or Subsidiary shall promptly register, as a buyer, with the Secretary of State of such state (or the designated system operator). Each Loan Party shall, and shall cause each Subsidiary to, forward promptly to the Administrative Agent upon its request a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). Each Loan Party shall, and shall cause each Subsidiary to, comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law whether or not as a result of direct notice or the filing under any applicable central filing system. Each Loan Party shall, and shall cause each Subsidiary to, also provide to the Administrative Agent from time to time upon its request true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom a Loan Party or Subsidiary has purchased Farm Products within the preceding twelve (12) months.

ARTICLE VII.
Negative Covenants

Until the date on which all Loans and all other Obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents have been indefeasibly paid and satisfied in full in cash, no Loan Party shall, nor shall it permit any of its Subsidiaries to, in each case, directly or indirectly:

Section 7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Loan Documents;

(b) the ABL Facility Indebtedness and any Permitted Refinancing thereof so long as such ABL Facility Indebtedness and any Permitted Refinancing thereof at all times (i) comprises (in its entirety, except as otherwise set forth in the ABL Intercreditor Agreement) a customary asset backed revolving credit facility that is provided exclusively by one or more commercial banks or agricultural banks or lenders (including any federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971), and is subject to a borrowing base comprised exclusively of accounts receivable and inventory, (ii) is subject to the ABL Intercreditor Agreement, and (iii) the aggregate principal amount of such ABL Facility Indebtedness and any Permitted Refinancing thereof does not exceed $60,000,000;

(c) Indebtedness in connection with corporate credit cards issued to the Borrower and its Subsidiaries in the Ordinary Course of Business;

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(d) Indebtedness of the Loan Parties in the form of post-closing payment adjustments, earn out, contingent payment or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing or is otherwise contingent on the happening (or not happening) of a certain event or events; provided that, the aggregate amount of Indebtedness permitted under this Section 7.01(d), together with the aggregate amount of Indebtedness permitted under Section 7.01(h) shall not exceed (x) $10,000,000 in any fiscal year and (ii) $20,000,000 in the aggregate during the term of this Agreement; provided, further that such Indebtedness (1) is subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders, (2) does not require cash payments, and (3) has a maturity date occurring no earlier than the date that is one hundred and eighty one (181) days after the Maturity Date;

(e) Indebtedness existing on the Closing Date and set forth in Schedule 7.01 (other than Indebtedness described in clauses (a) and (b) above) and any Permitted Refinancing thereof;

(f) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) under this clause (f) incurred by the Borrower or any of its Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and any Permitted Refinancing thereof;

(g) Indebtedness incurred by the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or other similar documentary credits and similar instruments issued in the Ordinary Course of Business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the Ordinary Course of Business;

(h) Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that, the aggregate amount of Indebtedness permitted under this Section 7.01(h), together with the aggregate amount of Indebtedness permitted under Section 7.01(d) shall not exceed (x) $10,000,000 in any fiscal year and (ii) $20,000,000 in the aggregate during the term of this Agreement; provided, further that such Indebtedness (1) is subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders, (2) does not require cash payments, and (3) has a maturity date occurring no earlier than the date that is one hundred and eighty one (181) days after the Maturity Date;

(i) Indebtedness of the Borrower owing to any other Loan Party or Indebtedness of any other Loan Party owing to the Borrower or any other Loan Party; provided that any such Indebtedness shall be permitted pursuant to this clause (i) only if it is (1) subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders, (2) permitted by

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Section 7.05, and (3) evidenced by a promissory note and pledged to the Administrative Agent for the benefit of the Secured Parties;

(j) so long as no Default or Event of Default exists or would result therefrom, Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders; provided, further, that the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $5,000,000 at any time outstanding;

(k) Swap Contracts incurred in the Ordinary Course of Business, and other than for speculative purposes; provided that, the aggregate amount of Indebtedness permitted under this Section 7.01(k) shall not exceed $10,000,000 at any time outstanding;

(l) Cash Management Services incurred in the Ordinary Course of Business;

(m) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or other similar documentary credits and similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Subsidiary;

(n) so long as no Default or Event of Default exists or would result therefrom, additional Indebtedness of the Borrower or any Loan Party not otherwise addressed by the other clauses in this Section in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(o) any guarantee by the Borrower or any other Loan Party of Indebtedness or other obligations of the Borrower or any other Loan Party so long as the incurrence of such Indebtedness or other obligations by the Borrower or such Loan Party is permitted under the terms of this Agreement;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business;

(q) Contribution Indebtedness; provided, that such Indebtedness (1) is unsecured or otherwise subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders, and (2) does not require cash payments prior to, and has a maturity date occurring no earlier than, the date that is one hundred and eighty one (181) days after the Maturity Date;

(r) Indebtedness of the Borrower or any Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(s) so long as no Default or Event of Default exists or would result therefrom, Subordinated Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(t) customer deposits and advance payments received in the Ordinary Course of Business from customers for goods purchased in the Ordinary Course of Business;

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(u) Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities, in each case incurred or undertaken in the Ordinary Course of Business; and

(v) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law.

Section 7.02 Limitations on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Subsidiary may merge, amalgamate or consolidate with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries; provided that (A) in any merger, amalgamation or consolidation involving a Loan Party, the continuing or surviving Person shall be a Loan Party, (B) such merger, amalgamation or consolidation shall be deemed to constitute an Investment and must be a permitted under Section 7.05 and (C) to the extent constituting a Disposition, such Disposition must be permitted under Section 7.04; and

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any other Loan Party; provided that such Disposition shall be deemed to constitute an Investment and must be permitted under Section 7.05.

Section 7.04 Dispositions. Make any Disposition, except:

(a) Dispositions of (i) cash and Cash Equivalents, and (ii) obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer (x) used or useful or (y) economically practicable or commercially desirable, in each case, to maintain in the conduct of the business of the Borrower and its Subsidiaries (taken as a whole) (including allowing any such property constituting registrations or any applications for registration of any intellectual property to lapse or become abandoned), to the extent either (A) such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property of such Loan Party or Subsidiary or (B) the aggregate amount of such Dispositions does not to exceed $5,000,000 in any fiscal year, in each case, in the Ordinary Course of Business;

(b) a sale, exchange, return, transfer or other Disposition of any purchased equipment or assets for Fair Market Value, in each case, (i) back to the original vendor of such equipment or assets within 180 days of receipt of the equipment or assets and (ii) in the Ordinary Course of Business;

(c) so long as no Default or Event of Default exists or would result therefrom, any other Disposition of assets or issuance or sale of Equity Interests of any Subsidiary (not otherwise addressed in the clauses in this Section), in a single transaction or series of related transactions, with an aggregate Fair Market Value for all such Dispositions under this clause (c) during the term of this Agreement of $10,000,000;

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(d) any transfer or Disposition of property or assets or issuance or sale of Equity Interests between or among Loan Parties or;

(e) any sale, lease, assignment or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets (other than Material Intellectual Property or any other asset material to the business of the Group) held for sale in the Ordinary Course of Business or the conversion of accounts receivable and related assets to notes receivable or Investments permitted hereunder or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof, in each case, other than the discounting or factoring of receivables for receivables financing purposes;

(f) the sale, lease, assignment, license, sublicense or sublease of any personal property (other than Material Intellectual Property or any other asset material to the business of the Group) in the Ordinary Course of Business and which does not materially interfere with the business of the Borrower and its Subsidiaries;

(g) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles, in each case, in the Ordinary Course of Business;

(h) the surrender or waiver of obligations of trade creditors or customers, accounts receivable or other contract rights of any kind, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or collection compromise, settlement, release or surrender of accounts receivable, a contract, tort or other litigation claim, arbitration or other disputes;

(i) Dispositions resulting from Casualty Events;

(j) a sale, distribution or other Disposition of Non-Core Assets held by the Borrower or any of its Subsidiaries with an aggregate Fair Market Value for all such Dispositions under this clause (k) during the term of this Agreement not greater than 5% of the cash purchase price paid for all such assets acquired pursuant to such Permitted Acquisition(s);

(k) transactions permitted by Section 7.03(a);

(l) other than Dispositions provided for in clause (i), Dispositions required to be made to comply with the order of any Governmental Authority or applicable Law;

(m) samples, provided to customers or prospective customers, in each case, in the Ordinary Course of Business;

(n) so long as at the time of making such Disposition and immediately after giving effect (including giving effect on a pro forma basis) thereto, no Default or Event of Default then exists or would result therefrom, the sale of parcels of land purchased for Borrower-owned “accelerator farms” no longer used in the Borrower’s business; and

(o) so long as no Default or Event of Default exists or would result therefrom, any Disposition not otherwise permitted by this Section 7.04; provided that (i) such Disposition shall be for Fair Market Value, and (ii) the Loan Parties shall receive not less than 75.0% consideration therefor in the form of cash or Cash Equivalents; provided, further that the aggregate amount of Dispositions made pursuant to this clause (o) shall not exceed (x) if immediately after giving pro forma effect to such Disposition, Total Net Leverage Ratio exceeds 2.50:1.00, $5,000,000 in any fiscal year, or (y) if immediately after giving pro

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forma effect to such Disposition, Total Net Leverage Ratio is less than or equal to 2.50:1.00, 5.0% of Consolidated EBITDA of the Group for the then most recently ended Test Period.

Anything contained herein to the contrary notwithstanding, no Loan Party shall, directly or indirectly, Dispose of any Material Intellectual Property or any other asset material to the business of such Loan Party to any Subsidiary or Affiliate that is not a Loan Party.

Section 7.05 Restricted Payments; Certain Payments of Indebtedness.

(a) Make any Restricted Payment, except:

(i) each Loan Party (other than the Borrower) may make Restricted Payments to the Borrower or to any other Loan Party;

(ii) each Loan Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(iii) each Loan Party may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(iv) so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a pro forma basis) thereto no Default or Event of Default then exists or would result therefrom, the Borrower may make Restricted Payments, not exceeding $2,500,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; and

(v) additional Restricted Payments; provided, that (i) no Default or Event of Default exists or would result from the making of such Restricted Payment, and (ii) immediately after giving pro forma effect to the making of such Restricted Payment, the Total Net Leverage Ratio does not exceed 1.25:1.00.

(b) Make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease or otherwise voluntarily or optionally satisfy, any Junior Financing, or make any payment of interest, fees, expenses or indemnification obligations thereunder (any such payments, "Restricted Debt Payments"), except:

(i) so long as no Default or Event of Default exists or would result therefrom, and subject to any applicable subordination or intercreditor agreement or other subordination provisions governing such Junior Financing, the Borrower or any of its Subsidiaries may make Restricted Debt Payments in an aggregate amount not exceeding $5,000,000 in any fiscal year; and

(ii) additional Restricted Debt Payments; provided, that (i) no Default or Event of Default exists or would result from the making of such Restricted Debt Payment, and (ii) immediately after giving pro forma effect to the making of such Restricted Debt Payment, the Total Net Leverage Ratio does not exceed 1.50:1.00.

Section 7.06 Burdensome Agreements. Incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or

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advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable law or by any Loan Document or by the ABL Loan Documents subject to the ABL Intercreditor Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.06 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or a Subsidiary pending such sale, provided such restrictions and conditions apply only to such assets or the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease or other contract, (vi) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, and (vii) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures so long as such restrictions apply solely to the Equity Interests of the applicable joint venture.

Section 7.07 Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or method for determining fiscal quarters of any Loan Party or of any of its Subsidiaries, in each case, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.08 Investments. Make or hold any Investments, except Permitted Investments. Anything contained herein to the contrary notwithstanding, no Loan Party shall, directly or indirectly, make any Investment in any Person that is not a Loan Party, including, without limitation, involving any Material Intellectual Property or any other asset material to the business of such Loan Party.

Section 7.09 Transactions with Affiliates. The Loan Parties will not, and will not permit their Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower or any officer or director of any Loan Party or any of their respective Affiliates, whether or not in the Ordinary Course of Business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that (a) the foregoing restriction shall not apply to (i) transactions solely between or among the Loan Parties, or (ii) transactions conducted in the Ordinary Course of Business with a fair market value of less than $1,000,000 in the aggregate, and (b) under no circumstances shall the Borrower or any of its Subsidiaries sell, assign, transfer or exclusively license (whether directly or indirectly) any Material Intellectual Property or any other asset material to the business of the Borrower or any of its Subsidiaries to any Affiliate of the Borrower other than the Borrower and the other Loan Parties.

Section 7.10 Modification of Certain Agreements. Amend, terminate, modify or alter (including in connection with any insolvency proceeding of a Loan Party or any of its Subsidiaries), or permit to be amended, terminated, modified or altered, or enter into any new agreement or document with respect to, (a) any of such Loan Party’s or Subsidiary’s Organization Documents, (b) any Material Contract, or (c) the ABL Credit Agreement and any other ABL Loan Documents, in each case with respect to the preceding clauses, to the extent the same (i) could reasonably be expected to have a Material Adverse Effect, (ii) would cause or result in a Default or Event of Default hereunder, (iii) would violate the ABL Intercreditor Agreement, or (iv) is adverse to the Secured Parties, without the Administrative Agent’s prior written

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consent (it being acknowledged and agreed by the Loan Parties that any modification of the ABL Credit Agreement or any other ABL Loan Document that is not permitted without the Administrative Agent’s consent under the ABL Intercreditor Agreement and/or any modification that would violate Section 10.25, in each case shall be deemed adverse to the Secured Parties and require the Administrative Agent’s prior written consent). In addition to the foregoing, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, amend, terminate, modify or alter, or permit to be amended, terminated, modified or altered, any agreement, document or instrument entered into in connection with any Junior Financing, or enter into any new document or agreement with respect thereto (including without limitation any side letter), unless such amendments, terminations, modifications, alterations and new documents and agreements are expressly permitted by the applicable subordination or intercreditor agreement or other subordination provisions governing such subordinated indebtedness and the Loan Parties have given at least five (5) Business Days prior written notice to the Administrative Agent and Lenders thereof.

Section 7.11 Foreign Subsidiaries. Form or acquire any Foreign Subsidiary after the Closing Date.

Section 7.12 Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred (any such transaction, a “Sale and Leaseback Transaction”).

ARTICLE VIII.
Events of Default and Remedies

Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrowers or any other Loan Party fail to pay (i) when due and as required to be paid herein or in any other Loan Document, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due and payable, any interest on any Loan or any fee or other amount payable hereunder or under any other Loan Document; provided, that no such grace period shall apply on or after the Maturity Date; or

(b) Specific Covenants. Any Borrower or any other Loan Party fail to perform or observe any term, covenant or agreement contained in Section 6.01, Section 6.02, Sections 6.03(a), Section 6.05(a) (with respect to the Borrower), Section 6.06(b), Section 6.11, Section 6.12, Section 6.14, Section 6.15, Section 6.16, Section 6.17 or any Section of Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of any Loan Party's knowledge of such breach or written notice thereof by the Administrative Agent or the Required Lenders to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any Subsidiary herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made; or

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(e) Cross-Default. (i) Any Loan Party or any Subsidiary shall fail to make any payment (whether or principal or interest and regardless of amount) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) equal to or in excess of the Threshold Amount, when and as the same shall become due and payable (after giving effect to any cure or grace period and to the extent not waived), (ii) any event or condition occurs that results in any Indebtedness (other than Indebtedness hereunder) equal to or in excess of the Threshold Amount becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any cure or grace period and to the extent not waived) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (iii) any event of default occurs under the ABL Loan Documents; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party or any of its Subsidiaries: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under this Agreement, voluntarily ceases to conduct its business in the ordinary course; (iii) institutes or consents to the institution of any proceeding or files any petition under any Debtor Relief Law; or (iv) takes any corporate or other action to effectuate or authorize any of the foregoing (including, for the avoidance of doubt, the passage of any board resolution authorizing the commencement of a proceeding); or

(g) Involuntary Proceedings. (i) Any involuntary proceeding under any Debtor Relief Law is commenced or filed against any any Loan Party or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Loan Party or any of its Subsidiaries, admits the material allegations of a petition against it in any proceeding under any Debtor Relief Law, or an order for relief (or similar order under non-U.S. law) is ordered in any proceeding under any Debtor Relief Law; (iii) any Loan Party or any of its Subsidiaries acquiesces in the appointment of a receiver, administrator, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; (iv) the value of the assets of any of any Loan Party or any of its Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities); or (v) a moratorium is declared in respect of any indebtedness of any of any Loan Party or any of its Subsidiaries; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary one or more judgments for the payment of money in an aggregate amount equal to or in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain unvacated for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary to enforce any such judgment or any Loan Party or any Subsidiary shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse

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Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any Loan Document (including, for the avoidance of doubt, the ABL Intercreditor Agreement) shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Loan Party or any Subsidiary (or, in the case of the ABL Intercreditor Agreement, any party thereto other than the Administrative Agent) shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby; or

(k) Subordinated Debt. The subordination provisions of any agreement, document or instrument governing any Indebtedness equal to or in excess of the Threshold Amount that is secured by Liens that have been contractually subordinated to the Liens securing the Obligations or that is subordinated in right of payment to the Obligations, in each case, shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party or any Subsidiary (or any Affiliate thereof) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations (or any Lien securing the Obligations) for any reason shall not have the priority contemplated by this Agreement or such subordination provisions or, in the case of Liens, the Collateral Documents; or

(l) Change of Control. There occurs any Change of Control.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts, fees and premiums owing or payable hereunder or under any other Loan Document (including, without limitation, the Exit Fee) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and/or under applicable Law;

provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.01(f) or Section 8.01(g), the obligation of each Lender to make Term Loans shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 [Reserved].

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Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the occurrence of an Event of Default under Section 8.01(f) or Section 8.01(g)), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Lenders in their capacity as such;

(b) second, to payment of that portion of the Obligations constituting fees (including, without limitation, the Exit Fee), premiums, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the respective amounts described in this clause (b) held by them;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(f) last, after all of the Obligations have been paid in full in cash (other than contingent indemnification obligations not yet due and owing), to the Borrower or to whomever may be lawfully entitled to receive the same.

ARTICLE IX.
Administrative Agent

Section 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Silver Point Finance, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the Administrative Agent, the Lenders, and no Loan Party has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys- in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. For the avoidance of doubt the Administrative Agent shall be authorized to enter into any intercreditor agreement it believes reasonable.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law or (ii) be in violation of the automatic stay under any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower,

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Holdings, or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, and the Borrower. Upon receipt of any such notice of resignation,

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the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and, appoint a successor Administrative Agent meeting the qualifications set forth above (including consent of the Borrower); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Loan Parties and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder, as the case may be.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed

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or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes the Administrative Agent to:

(a) release any Lien held by the Administrative Agent for the benefit of the Secured Parties against any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party to a Person that is not a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent) if the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is permitted hereby (and each Secured Party agrees that the Administrative Agent may rely conclusively on any such certificate);

(b) release all Liens held by the Administrative Agent for the benefit of the Secured Parties against all Collateral, and all Loan Parties from their Obligations, in each case, on the date on which all Loans and all other Obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents have been indefeasibly paid and satisfied in full in cash;

(c) subordinate any on any Property granted to or held by the Administrative Agent under any Loan Document to another Lien that is both (i) permitted to exist on such property and (ii) permitted to be senior to the Liens of the Secured Parties under this Agreement pursuant to clause (f)(ii) of the definition of Permitted Liens; and

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(d) release any Guarantor from its obligations under the applicable Guaranty in accordance with Section 11.09.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Additionally, upon reasonable request of the Borrower, the Administrative Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.10; provided that in each case of this Section 9.10, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is permitted hereby (and each Secured Party agrees that the Administrative Agent may rely conclusively on any such certificate); provided further, that in the event that the Administrative Agent loses or misplaces any possessory collateral delivered to the Administrative Agent by the Borrower, upon reasonable request of the Borrower, the Administrative Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Administrative Agent in such circumstances.

Section 9.11 Withholding Tax Indemnity. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other taxing authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective or if any payment has been made by the Administrative Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within thirty (30) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation of the Administrative Agent, any assignment of rights by a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 9.12 Erroneous Payments.

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(a) Each Lender hereby agrees that if the Administrative Agent notifies a Lender or Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) in writing that the Administrative Agent has determined in its reasonable discretion that Administrative Agent or its Affiliates mistakenly transmitted funds to such Payment Recipient (as a result of a clerical, mechanical, or technological error, whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Payment Recipient shall make commercially reasonable efforts to promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a written demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Lender under this Section 9.12 shall set forth the facts and circumstances resulting in such Erroneous Payment.

(b) If a Payment Recipient receives a payment from the Administrative Agent and, to its knowledge after due inquiry, does not receive a corresponding payment notice, such payment shall be presumed to be in error (absent written confirmation from the Administrative Agent to the contrary), and such Payment Recipient shall promptly notify the Administrative Agent of its receipt of such payment.

(c) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any amounts at any time owing to such Payment Recipient under any Loan Document against any amount due to the Administrative Agent under immediately preceding clause (a).

(d) The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient (and without limiting the Administrative Agent’s rights and remedies under this Section 9.12), the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy the Obligations (or any portion thereof) owed by the Borrower or any other Loan Party; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent and the Borrower and the Loan Parties shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the additional repayment or recovery of any amounts) contemplated by this Section 9.12; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment subrogation rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming or being deemed to be a Lender hereunder or the holder of any Loans hereunder.

(e) In addition to any rights and remedies of the Administrative Agent provided by law, the Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 9.12 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or

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indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. The Administrative Agent agrees promptly to notify the Lender after any such setoff and application made by the Administrative Agent; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(f) Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles

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as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE X.
Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and the Administrative Agent shall have received prior written notice of any amendment, waiver or consent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, except as expressly provided herein:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for (including, without limitation, by extending any grace period), or reduce the amount of, any payment of principal of, or interest on, any Term Loan or any fees or other amounts payable hereunder, without the written consent of each Lender, it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Term Loans shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Term Loan (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) [reserved];

(e) change any provision of this Section 10.01, or the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Term Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder that has the effect of decreasing the number or percentage of Lenders that are required to approve, waive, amend or modify any action in connection therewith, without the written consent of each Lender;

(f) other than as provided in Section 9.10 (as in effect on the Closing Date), release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

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(g) other than as provided in Section 9.10 (as in effect on the Closing Date), release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) amend, modify or waive the pro rata sharing provisions of Section 2.13 or the application of proceeds set forth in Section 8.04 without the consent of each Lender;

(i) change the currency in which any Term Loan is denominated without the written consent of each Lender;

(j) waive any condition set forth in Section 4.01 without the written consent of each Lender; or

(k) other than as provided in Section 9.10 (as in effect on the Closing Date), subordinate (x) the Liens securing any of the Obligations on any Collateral to the Liens on any Collateral securing any other Indebtedness or (y) any Term Loans in contractual right of payment to any other Indebtedness, in the case of each of clause (x) and (y), without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Borrower and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

Notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications that benefit any Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error, ambiguity, omission, defect, or inconsistency of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof and (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (b) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other

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address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d) Change of Address, Etc. Each Loan Party and the Administrative Agent may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, any of its Subsidiaries, or any of their respective securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Term Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents or (b) any Lender from exercising set-off rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and the rights ascribed to the Administrative Agent or Security Agent set forth elsewhere in the Loan Documents and (ii)

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in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04 Expenses. The Loan Parties, jointly and severally, agree (a) to pay or reimburse the Administrative Agent and the Lenders for all reasonable, documented and out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Administrative Agent, one primary counsel to the Lenders and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, limited to jurisdictions material to the interests of the Lenders and (b) to pay or reimburse the Administrative Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, one counsel to the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty, in each case, limited to jurisdictions material to the interests of the Lenders and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or subject to such conflict after notification to the Borrower, or otherwise agreed by the Borrower). The foregoing costs and expenses shall include, without duplication, Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.05, of all reasonable search, filing, recording, title insurance and appraisal charges and fees and non-income taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within thirty (30) days after invoiced or demand therefor (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least one (1) Business Day prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion, and the Borrower shall immediately reimburse the Administrative Agent, as applicable.

Section 10.05 Indemnification by the Borrower. The Borrowers shall indemnify and hold harmless the Administrative Agent, each Agent-Related Person, each Lender, each of their respective Related Parties and each partner, director, officer, employee, counsel, agent, representative, trustee and advisor and attorney-in-fact of the foregoing (collectively, the “Indemnitees”) from and against (and will reimburse

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each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable, documented out-of-pocket fees, disbursements and other charges of (i) one counsel to the Administrative Agent, (ii) one counsel to the other Indemnitees taken as a whole, (iii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, and (iv) if necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment or Term Loan or the use or proposed use of the proceeds therefrom; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent in its capacity as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or any of its Subsidiaries; or (y) any actual or alleged presence or release of Hazardous Materials at, on, in, under, to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

All amounts due under this Section 10.05 shall be payable within thirty (30) days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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None of the Administrative Agent, the Lenders, or their respective Related Parties or any partner, director, officer, employee, counsel, agent, representative, trustee, advisor or attorney-in-fact of the foregoing (collectively, the “Exculpated Persons”) shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement or any other Loan Document unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Exculpated Person, nor shall any Exculpated Person or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05 and provided further that nothing contained in this paragraph will limit the indemnification obligations of the Loan Parties under this Section 10.05 to the extent such indirect, special, punitive or consequential damages are included in any third party claim with respect to which the applicable Exculpated Person is entitled to indemnification under this Section 10.05.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full in cash of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (A) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (B) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to (x) any natural person or (y) Disqualified Institution to the extent the list of Disqualified Institutions has been made available, or is available upon request of the Administrative Agent, to the Lenders) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and in the case of clause (A), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees and Exculpated Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Term Loans at the time owing to it); provided that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Term Loans at the time owing to it, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 or integral multiples of $1,000,000 in excess thereof (or such lesser amount as is acceptable to the Administrative Agent and the Borrower), in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that assignments to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum amounts;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed unless otherwise specified herein) shall be required for any assignment unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent, together with a processing and recordation fee of $3,500 (except, (x) no processing and recording fee shall be payable for assignments among Approved Funds or among any Lender and any of its Affiliates or Approved Funds and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) no such assignment shall be made (A) to any natural person, (B) to any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available, or is available upon request of the Administrative Agent, to the Lenders or (C) to any Loan Party or any of their Subsidiaries or Affiliates;

(vi) [reserved];

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(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Notes to the Borrower or the Administrative Agent;

(viii) [reserved];

(ix) the Eligible Assignee confirms its status pursuant to Section 3.01(g) and delivers to the Borrower and the Administrative Agent documentation pursuant to Section 3.01(g); and

(x) the Eligible Assignee shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the assigning Lender would have been entitled to receive with respect to the Commitment(s) and the Term Loans assigned to such Eligible Assignee, had such assignment not taken place.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of, and subject to the obligations pursuant to, Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available, or is available upon the request of the Administrative Agent, to the Lenders) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and entitlement to stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. A copy of the Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that the Register shall only be available to each Lender in respect of itself.

(d) Any Lender may at any time, sell participations to any Person (other than a natural person, a Person that the Administrative Agent has identified in a notice to the Lenders as a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available, or is available upon the request of the Administrative Agent, to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain

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unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly and adversely affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits and obligations of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08 (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Notwithstanding anything to the contrary herein, any Lender (or any Lender acting in an equivalent capacity) may sub-participate or sub-contract any of its obligations under this Agreement without providing prior written notice to the Borrower.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available, or is available upon request of the Administrative Agent, to the Lenders, or to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) such SPC confirms its status pursuant to Section 3.01(g) and delivers to the Borrower and Administrative Agent documentation pursuant to Section 3.01(g), (ii) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (iii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(i). Each party hereto hereby agrees that an SPC shall be entitled to the benefits and subject to the obligations of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08 (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.04 or 3.05, except to the extent an entitlement to receive a greater payment results from a change in Law that occurs after the grant was made to such SPC). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a

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Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Term Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Term Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) [reserved].

(j) [reserved].

(k) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (including the principal amounts (and entitlement to stated interest) of each SPC’s and Participant’s interest in the Term Loans or other obligations under the Loan Documents) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the

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owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(l) In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all Liens and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08 Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, managed funds and accounts, members, leverage facility providers, financing sources, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over the Administrative Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing the Administrative Agent’s or Lender’s legal counsel (in which case the disclosing Administrative Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower after such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that no such disclosure shall be made by such Lender or the Administrative Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution (but with respect to any Lender and its Affiliates, only to the extent the list of Disqualified Institutions has been made available, or is available upon request of the Administrative Agent to such Lender); (g) with the written consent of the Borrower; (such consent not to be unreasonably withheld, conditioned or delayed); (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (k) to the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder; (l) to any contractual counterparty in any swap, hedge, or similar agreement or to any such contractual counterparty’s professional advisor (other than a Disqualified Institution (but with respect to any Lender, only to the extent the list of Disqualified Institutions has been made available, or is available upon request of the Administrative Agent, to such Lender)); or (m) to insurance companies and insurance brokers for the purposes of procuring credit risk insurance. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative

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Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to the Administrative Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or the Administrative Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09 Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party, together with each of its Affiliates, is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender or Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party or any of its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of set-off) that the Administrative Agent and such Secured Party may have.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in

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equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations) hereunder shall remain unpaid or unsatisfied in full in cash.

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT

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OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE SECURITY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF

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ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of each Loan Party, each Lender, the Administrative Agent and each of their respective successors and permitted assigns, except that the Loan Partis shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any Loan Party and any of its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Loan Parties and their Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (C) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests and transactions to the Loan Parties or their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases and agrees not to assert any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Other Activities. Each Loan Party acknowledges that the Administrative Agent and each Lender (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower and its Affiliates or (iii) have other

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relationships with the Borrower and its Affiliates. In addition, the Administrative Agent or any Lender or any Affiliate thereof may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this Section 10.20.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved in writing by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a reasonable request in writing by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” rules and Anti-Money Laundering Laws, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the

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Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 10.25 Anti-Layering. Notwithstanding anything contained herein to the contrary, the Borrower will not, nor will it permit any Loan Party to, directly or indirectly, incur, create, issue, assume, suffer to exist, guarantee or otherwise agree to become liable for any Indebtedness which (a) is subordinated or junior in right of payment or security to the ABL Obligations of such Loan Party (including any first out, last out tranche structure) unless such Indebtedness is expressly subordinated and junior in right of payment and security, as applicable, to the Obligations or (b) is secured and that is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to any other Indebtedness of the Borrower or a Loan Party secured in whole or in part by the same collateral, unless (x) such Indebtedness ranks junior in right of payment with the Obligations and (y) the Liens securing such Indebtedness rank junior to the Liens securing the Obligations.

Section 10.26 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the applicable terms of the Loan Documents, including the Liens granted to, and the enforcement rights and remedies of, the Administrative Agent thereunder, shall be subject to the terms of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the ABL Intercreditor Agreement shall govern.

ARTICLE XI.
Guaranty

ARTICLE I.

ARTICLE II.

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ARTICLE III.

ARTICLE IV.

ARTICLE V.

ARTICLE VI.

ARTICLE VII.

ARTICLE VIII.

ARTICLE IX.

ARTICLE X.

ARTICLE XI.

Section 11.01 The Guaranty. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party or any Subsidiary under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment when due and not of collection and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full in cash), including any defense of setoff, counterclaim, recoupment or termination. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

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(a) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be amended or waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, extended or renewed or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of any Lender or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be or remain perfected or the existence of any intervening Lien or security interest; or

(e) the release of any other Guarantor, pursuant to Section 11.08 or otherwise.

The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than contingent obligations not

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yet due as to which no claim has been asserted) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation, contribution or otherwise, against the Borrower or a Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.07 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.09, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.08 Release of Guarantors. No Guarantor shall be released from its obligations under this Agreement or any other Collateral Document except upon the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than contingent obligations not yet due as to which no claim has been asserted) and the expiration and termination of the Aggregate Commitments of the Lenders under this Agreement. Upon any such release, and at the written request and sole cost and expense of the applicable Guarantor, the Administrative Agent shall deliver to such Guarantor evidence of such release in form and substance reasonably satisfactory to the Administrative Agent.

Section 11.09 Right of Contribution.

(a) Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 11.09(b)) that, in the event a payment shall be made by any other Guarantor (a “Claiming Guarantor”) under any Loan Document, the Contributing Guarantor shall indemnify and/or reimburse, as applicable, the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Person becoming a Guarantor pursuant to Section 6.12 hereof, the date that such Guarantor shall have become a party hereof).

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(b) Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Section 11.09(a) and all other rights of indemnity, contribution, reimbursement or subrogation under applicable Law or otherwise (collectively, the “Subordinated Obligations”) shall be fully subordinated to the payment in full in cash of the Guaranteed Obligations. No failure on the part of any Guarantor to make the payments required by Section 11.09(a) (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder and under the other Loan Documents to which it is a party, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this Guaranty and under the other Loan Documents to which it is a party. Until the Guaranteed Obligations are paid in full in cash and any commitments of the Lenders and/or the Administrative Agent with respect to the Guaranteed Obligations are terminated, the subordination effected by this Section 11.09(b) shall prohibit (i) any exercise of a set off in respect of the Subordinated Obligations, (ii) the commencement of any action seeking to enforce the Subordinated Obligations and (iii) the assignment of Subordinated Obligations. Any Guarantor receiving any payment in respect of a Subordinated Obligation in violation of this Section 11.09(b) shall be deemed to have received such payment in trust for the benefit of the Secured Parties and immediately turn over such amount to the Administrative Agent, for the account of the Secured Parties, for application in respect of the Guaranteed Obligations.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VITAL FARMS, INC.,

as Borrower

By:_/s/ Thilo Wrede

Name: Thilo Wrede

Title: Chief Financial Officer

[Signature Page to Credit Agreement]

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VITAL FARMS OF MISSOURI, LLC,

as a Guarantor

By:_/s/ Thilo Wrede

Name: Thilo Wrede

Title: Chief Financial Officer

[Signature Page to Credit Agreement]

339453730

SILVER POINT FINANCE LLC,

as Administrative Agent

By: /s/ Stacey Hatch

Name: Stacey Hatch

Title: Authorized Signatory

[Signature Page to Credit Agreement]

339453730

SILVER POINT SPECIALTY LENDING FUND,
as a Lender

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

SILVER POINT SPECIALTY CREDIT III MASTER FUND, L.P.,
as a Lender

By:	Silver Point Specialty Credit Fund III Management, LLC,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

SILVER POINT SCF (U) III MASTER FUND, L.P.,
as a Lender

By:	Silver Point SCF (U) III Management, LLC,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

[Signature Page to Credit Agreement]

339453730

SILVER POINT SELECT OPPORTUNITIES FUND A, L.P.,
as a Lender

By:	Silver Point Capital, L.P.,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

SILVER POINT LOAN FUNDING, LLC,
as a Lender

By:	Silver Point Loan Funding Management, LLC,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

SILVER POINT SPECIALTY CREDIT SILVER STAR FUND, L.P.,
as a Lender

By:	Silver Point Specialty Credit Silver Star Fund Management, LLC,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

[Signature Page to Credit Agreement]

339453730

SILVER POINT PRIVATE CREDIT FUND,
as a Lender

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

SILVER POINT TCOF MASTER (IRELAND) ILP,
as a Lender

By:	Silver Point Tactical Credit Opportunities Management, LLC,
as its Investment Manager

By: /s/ Stacey Hatch Name: Stacey Hatch Title: Authorized Signatory

[Signature Page to Credit Agreement]